UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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ATMEL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Atmel Stockholders:

We cordially invite you to our 2014 Annual Meeting of Stockholders, which will be held on Thursday, May 22, 2014 at 2:00 p.m., local time, at our headquarters located at 1600 Technology Drive, San Jose, California 95110.

Details regarding our Annual Meeting and the business to be conducted are described in the Proxy Statement accompanying this notice and in the Notice of Internet Availability of Proxy Materials (the “Notice”) that you will receive in the mail. The Notice contains instructions on how you can access our proxy materials over the Internet and on your voting options for our Annual Meeting. In addition, both our Proxy Statement and our 2013 Annual Report are available online at materials.proxyvote.com/ATMEL/PRXYMAT/2014. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice.

Your vote is very important to us. Regardless of whether you plan to attend our Annual Meeting in person, please vote as soon as possible. You may vote over the Internet, by telephone, or, if you request and receive paper copies of our proxy materials, by mailing the included proxy or voting instruction form. You may also vote in person at the Annual Meeting and any vote you cast at the Annual Meeting will supersede any previous votes you have submitted. Please carefully review the instructions on your voting options, which are described in the “Voting” section of the accompanying Proxy Statement as well as in the Notice. Only stockholders of record at the close of business on March 24, 2014 may vote at the Annual Meeting and at any postponements or adjournments of the meeting.

We look forward to seeing you at our Annual Meeting and thank you for your continued support of, and interest in, Atmel.

Sincerely,

Steven Laub President and Chief Executive Officer

San Jose, California

 April 4, 2014

ATMEL CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 22, 2014

Time:	2:00 p.m., local time

Place:	1600 Technology Drive, San Jose, California 95110

Items of Business:	1. Elect Directors. To elect the seven (7) directors listed in the accompanying Proxy Statement to serve until our next Annual Meeting and their successors are duly elected.
2. Ratify Auditors. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.
3. Say on Pay. To hold a non-binding, advisory vote to approve the compensation paid to our named executive officers (“Say on Pay”).
4. Other Business. To consider such other business as may properly come before the meeting or any postponements or adjournments thereof.

Record Date:	Only Atmel stockholders of record at the close of business on March 24, 2014 may vote at the Annual Meeting or at any postponements or adjournments of the meeting.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Voting:	Your vote is very important to us. Regardless of whether you plan to attend our Annual Meeting in person, please vote as soon as possible. Specific instructions on how to vote your shares are included in the “Voting” section of the accompanying Proxy Statement on page 6, in the Notice of Internet Availability of Proxy Materials you will receive by mail, or, if you requested to receive paper copies of our proxy materials, in the proxy card enclosed with those proxy materials.

FOR THE BOARD OF DIRECTORS

Steven Laub President and Chief Executive Officer

This Notice of Annual Meeting of Stockholders is being distributed and made available on or about April 4, 2014

Our Proxy Statement and 2013 Annual Report are available online at
materials.proxyvote.com/ATMEL/PRXYMAT/2014

ATMEL CORPORATION

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are provided to help you find further information. For ease of reading, in these materials “Atmel,” “we,” “us,” or the “Company” refers to Atmel Corporation, “Board” refers to our Board of Directors, “Committee” refers to the Compensation Committee of our Board, “NEO” refers to our named executive officers and “CEO” refers to our Chief Executive Officer.

2014 Annual Meeting of Stockholders

Date:	Thursday, May 22, 2014
Time:	2:00 p.m., local time
Place:	Atmel’s headquarters - 1600 Technology Drive, San Jose, California 95110

Eligibility to Vote

You can vote if you were a stockholder of record at the close of business on March 24, 2014.

How to Cast Your Vote (page 5)

If you are a stockholder of record, you can vote by any of the following methods:

Internet:	Go to materials.proxyvote.com/ATMEL/PRXYMAT/2014 until 11:59 p.m. Eastern Daylight Time on May 21, 2014.
Telephone:	If you requested printed materials, call the toll-free number listed on your proxy card until 11:59 p.m. Eastern Daylight Time on May 21, 2014.
Mail:	If you requested printed materials, complete, sign and return your proxy or voting instruction card by May 21, 2014.
In Person:	You may vote your shares at the Annual Meeting. If your shares are held in the name of a broker, nominee or other intermediary, you must obtain a proxy, executed in your favor, to bring to the Annual Meeting. If you vote in person at the Annual Meeting, your vote will supersede any previous vote you cast by Internet, telephone or mail.

Voting Matters (page 6)

	Board Vote Recommendation	Page Reference (for more detail)
1. Election of Directors	FOR each Director Nominee	13
2. Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	16
3. Advisory Vote to Approve Executive Compensation (“Say on Pay”)	FOR	17

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Board Nominees (page 13)

						Committee Memberships
Name of Nominee	Age	Director Since	Positions with Atmel	Independent	Other U.S. Public Company Boards	AC	CC	GN
Steven Laub	55	2006	President and Chief Executive Officer and Director	No	0
Tsung-Ching Wu	63	1985	Executive Vice President, Office of the President and Director	No	0
David Sugishita	66	2004	Director and Non-executive Chairman of the Board	Yes	1	C, F	M	M
Papken Der Torossian	75	2007	Director	Yes	1		M	M
Jack L. Saltich	70	2007	Director	Yes	1	M	C
Charles Carinalli	65	2008	Director	Yes	2	M	M
Dr. Edward Ross	72	2008	Director	Yes	1			C

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
GN	Corporate Governance and Nominating Committee	F	Financial expert

Alignment with Stockholders

We have implemented corporate governance and compensation practices and philosophies that we believe effectively align the interests of our management with our stockholders:

Pay for Performance and Variable Compensation	Corporate Governance
We do not guarantee bonuses for our executives.	All of our directors are elected annually.

For 2013, 89.4% of total target compensation for our CEO was variable-based, of which 72.5% was equity-based.	Five of our seven directors are independent and meet regularly in executive session.

For 2013, 80.9% of total target compensation for our NEOs (other than our CEO) was variable-based, of which 65.0% was equity-based.	The roles of CEO and Chairman are separate.

For 2013, 24.5% of target compensation for our CEO, and 11.0% of target compensation for our other NEOs, was granted in the form of performance-based restricted stock units that only vest if corporate and individual performance is achieved.	Only independent directors serve as board committee members.

After considering our performance and related factors, our NEOs were awarded only 33.3% of target (16.7% of maximum) performance-based restricted stock awards under our recently expired 2011 three-year long-term incentive plan.	We hold an annual “Say on Pay” advisory vote to solicit the views of our stockholders regarding NEO compensation.

Variable cash incentive bonuses for our NEOs in 2013 were paid out between 83% and 113% of target.	During 2013, we engaged in stockholder outreach with some of our significant stockholders to solicit their views on a variety of corporate governance matters; we intend to continue these outreach efforts.

For 2014, we designed and adopted a new performance-based long-term incentive plan that aligns restricted stock unit (“RSU”) awards (generally vesting over three years) with non-GAAP gross margin targets, the achievement of which our Committee believes is important to enhancing long-term stockholder value: 46% non-GAAP gross margin equals “threshold” (25% payout); 49% non-GAAP gross margin equals “target” (100% payout); and 54% non-GAAP gross margin equals “maximum” (300% payout).	Our directors and executives are prohibited from engaging in short sale or hedging transactions and from pledging equity as collateral for loans.

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Except for our CEO, we generally do not enter into individual executive compensation agreements.	We maintain equity ownership guidelines for our directors.

We generally do not provide perquisites to our executives.	For 2014, we adopted equity ownership guidelines for our senior officers.

Our executives do not receive tax gross-ups on compensation.	For 2014, we adopted a “claw-back” policy under which the Company may, as specified in the policy, seek reimbursement of cash incentive payments made to covered officers.

We utilize an independent compensation consultant to help assess our compensation arrangements.	We do not have multiple classes of stock.

* References to NEOs exclude our former Chief Financial Officer, Stephen Cumming, who resigned in April 2013.

For more information on our Executive Compensation, please see “Compensation Discussion and Analysis” starting on page 19.

Executive Compensation – Paying For Performance

Consistent with our pay-for-performance philosophy, the primary elements of compensation for our executives include: base salary; annual, performance-based incentive bonus; and long-term equity incentives. Of these elements, only base salary is fixed, with the remaining compensation elements dependent on performance, both individual and corporate, and the market price for our common stock, which may vary from the time at which equity is awarded to the time at which equity vests and our executives are entitled to sell those shares of common stock.

* NEO chart above excludes compensation for our former Chief Financial Officer, Mr. Cumming, who resigned in April 2013.

After review of the applicable performance metrics, our Committee determined that eligible participants in our 2011 Long-Term Performance-Based Plan (the “2011 Plan”) were entitled to receive only 33.3% of their “target” (or 16.7% of their “maximum”) performance-based RSU awards under that 2011 Plan, which expired on December 31, 2013. As a result of those determinations, our NEOs forfeited over 1.0 million performance-based RSUs granted to them under the 2011 Plan. See “Compensation Discussion and Analysis – Awards Realized Under Our 2011 Plan – Forfeiture of RSUs” for additional discussion regarding the 2011 Plan.

Newly Adopted Corporate Governance Enhancements

In connection with our ongoing review of corporate governance and compensation practices and policies, and taking into consideration our discussions with stockholders, as described more fully below under “Compensation Discussion

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and Analysis – Consideration of 2013 Say on Pay Advisory Vote and Stockholder Engagement,” we adopted two enhancements to our corporate governance practices in 2014:

Equity Ownership Guidelines. In 2014, to further align the interests of our executives with those of our stockholders, our Board adopted equity ownership guidelines for our senior officers (members of our Board were already subject to equity ownership guidelines as described under “Compensation of Directors – Standard Director Compensation Arrangements”). These new guidelines require our senior officers to accumulate equity under the terms of the guidelines, within the later of five years from March 14, 2014 or the commencement by that person of a position set forth below, as follows:

Position	Multiple of Base Salary (as of December 31 of immediately prior calendar year)
Chief Executive Officer	5x
Executive Vice President	2x
Senior Vice President	1x

“Claw-back” Policy. In 2014, our Board also adopted a “claw-back” policy.  Under, and subject to, our new “claw-back” policy, the Company may generally seek reimbursement of cash incentive payments made to covered officers that were based on achieving certain financial results, if the covered officer intentionally and knowingly engaged in fraudulent misconduct that gave rise to, and caused the need for, a substantial and material restatement of our financial results for the period resulting in the cash incentive payment, and if a lower cash incentive payment would have been made to the covered officer based upon those restated financial results.

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INFORMATION CONCERNING SOLICITATION AND VOTING

General

These proxy materials are furnished to holders of Atmel common stock in connection with the solicitation of proxies by our Board for our 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at our corporate headquarters on Thursday, May 22, 2014, at 2:00 p.m., local time (including any adjournments or postponements thereof), for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. Our headquarters are located at 1600 Technology Drive, San Jose, California 95110. Our telephone number at that location is (408) 441-0311. Our internet address is www.atmel.com. The information posted on our website is not incorporated into this Proxy Statement.

This Proxy Statement and our Annual Report for the year ended December 31, 2013 were first furnished on or about April 4, 2014 to all stockholders entitled to vote at the meeting.

Notice of Internet Availability of Proxy Materials

In accordance with the “notice and access” rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our Proxy Statement, proxy card and Annual Report for the year ended December 31, 2013 (collectively, the “Proxy Materials”) to stockholders entitled to vote at the Annual Meeting, we are furnishing the Proxy Materials to our stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the Proxy Materials. Instead, the Notice will instruct you as to how you may access and review the Proxy Materials and submit your vote via the Internet. In addition, you can access our Proxy Materials at materials.proxyvote.com/ATMEL/PRXYMAT/2014. If you would like to receive a printed copy of the Proxy Materials, please follow the instructions for requesting such materials included in the Notice.

Record Date and Voting Securities

Only holders of record of our common stock at the close of business on March 24, 2014 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments of the meeting. Stockholders are entitled to cast one vote for each share of common stock held as of the Record Date on all matters properly submitted for voting. At the Record Date, 420,668,248 shares of our common stock were issued and outstanding and no shares of our preferred stock were outstanding.

Quorum

The presence of the holders of a majority of our shares of common stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum. Stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card or voted by telephone or over the Internet. Under the General Corporation Law of the State of Delaware, both abstaining votes and broker non-votes are considered present and entitled to vote and, therefore, are included for purposes of determining whether a quorum is present at the Annual Meeting. The table below sets forth the approval requirements for each proposal and the treatment of abstentions and broker non-votes on each proposal:

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Vote Required to Approve Proposals and Effect of Abstentions and Broker Non-Votes

Proposal Number	Item	Votes Required for Approval	Abstentions(1)	Broker Non-Votes (Uninstructed Shares) (2)
1	Election of Directors	Majority of shares cast (3)	Not voted	Not voted
2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of shares present or represented by proxy and entitled to vote	Has same effect as a vote against	Broker discretion to vote
3	Advisory Vote to Approve Executive Compensation (“Say on Pay”)	Majority of shares present or represented by proxy and entitled to vote	Has same effect as a vote against	Not voted

(1)	With respect to Proposals Two and Three, an abstention is deemed to be “entitled to vote” and, therefore, has the same effect as a vote against Proposals Two and Three.

(2)	A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the General Corporation Law of the State of Delaware, a broker “non-vote” is not deemed to be a “vote cast” and, therefore, will not affect the outcome of the election of directors. In addition, a broker “non vote” is not considered “entitled to vote” and, therefore, is not included in the tabulation of the voting results for Proposals Two and Three.

(3)	Pursuant to our bylaws, abstentions are not considered to be “votes cast” for the election of directors.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote your shares “FOR” each proposal below, as follows:

Proposal	Board Vote Recommendation	Page Reference (for more detail)
1. Election of Directors	FOR each Director Nominee	13
2. Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	16
3. Advisory Vote to Approve Executive Compensation (“Say on Pay”)	FOR	17

Voting

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated. If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Stockholders of Record. If your shares are registered directly in your name with Atmel’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and a Notice will be mailed to you. If you are a stockholder of record, you may instruct the proxy holders to vote your shares by using the Internet voting site or toll-free telephone number listed on the Notice or the proxy card, or by completing, signing, dating and returning a proxy card. You may request a proxy card by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Specific instructions for using the telephone and Internet voting systems are on the Notice and the proxy card. The Internet and telephone voting systems for stockholders of record will be available until 11:59 p.m. (Eastern time) on May 21, 2014. The proxy holders will vote your shares in accordance with your instructions, unless you sign and return a proxy card without giving specific voting instructions, in which case your shares will be voted as recommended by our Board.

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If you attend the Annual Meeting, you may also submit your vote in person. Any vote you cast at the Annual Meeting will supersede any previous votes that you submitted, whether by Internet, telephone or mail. If you plan to attend the Annual Meeting, please bring proof of identification for entrance to the Annual Meeting. You may obtain directions to our corporate headquarters in order to attend the Annual Meeting by calling (408) 441-0311.

Beneficial Owners. Many Atmel stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and a Notice will be forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares, and you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, bank or other nominee will indicate if Internet and telephone voting are available and, if they are available, will provide details regarding Internet and telephone voting. If you choose not to provide voting instructions to your broker or other custodian or vote in person with a “legal proxy,” your shares are referred to as “uninstructed shares” or “broker non-votes.” Generally, your broker or custodian does not have the discretion to vote uninstructed shares on your behalf, although there are some exceptions depending on the ballot item – see “Vote Required to Approve Proposals and Effect of Abstentions and Broker Non-Votes” above for more details.

Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Changing Vote; Revocability of Proxies

Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of Record. If you are a stockholder of record, you may change your vote (1) by delivering to us (Attention: Corporate Secretary, 1600 Technology Drive, San Jose, California 95110), prior to your shares being voted at the Annual Meeting, a later dated written notice of revocation or a duly executed proxy card, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record who has voted on the Internet or by telephone may also change his or her vote by subsequently making a timely and valid Internet or telephone vote.

Beneficial Owners. If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee, or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Expenses of Solicitation

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of the Proxy Materials, the Notices, and any additional materials furnished to stockholders. Copies of Proxy Materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to those beneficial owners. In addition, we may reimburse the costs of forwarding Proxy Materials to those beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, email, facsimile, or personal solicitation by our directors, officers, or regular employees. No additional compensation will be paid for such services.

Stockholder Proposals to Be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to Be Considered for Inclusion in Atmel’s Proxy Materials. Stockholders interested in submitting a proper proposal for inclusion in the proxy materials for our next annual meeting may do so by submitting such proposal in writing to our offices located at 1600 Technology Drive, San Jose, California 95110, Attn: Corporate Secretary. To be eligible for inclusion, stockholder proposals must be received no later than December 5, 2014, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Requirements for Stockholder Business or Nominations to Be Brought Before Atmel’s Annual Meetings. Under our bylaws, we have an advance notice procedure for stockholders who wish to present certain proposals at one of our annual meetings of stockholders, including nominations of persons for election to the Board and stockholder proposals not otherwise included in our proxy statement.

Stockholder proposals, including the nomination of a person for election to the Board, may not be brought before an annual meeting unless, among other things: (1) the proposal contains all information specified in our bylaws, and (2) the proposal is received by us not less than 120 days before the one year anniversary of the date on which Atmel first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, which will be December 5, 2014 for our 2015 annual meeting; provided, however, that in the event that we did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed more than 30 days from the one year anniversary of the date of the previous year’s meeting, then the deadline for receipt of notice by a stockholder is no later than the close of business on the later of: (1) 120 days prior to the meeting and (2) ten days after public announcement of the meeting date. A copy of the full text of these bylaw provisions may be obtained by writing to our Corporate Secretary at the address above.

Stockholders may also submit a recommendation (as opposed to a formal nomination) for a candidate for membership on our Board by following the procedures set forth below in “Corporate Governance — Director Candidates.”

Delivery of Proxy Materials to Stockholders

If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice or Proxy Materials unless we received contrary instructions from you. Stockholders may request to receive a separate copy of the Notice or Proxy Materials by writing to Atmel Corporation, 1600 Technology Drive, San Jose, California 95110, Attention: Corporate Secretary, or by calling (408) 441-0311 and we will deliver separate copies of the Notice and/or the Proxy Materials. Alternatively, stockholders who share an address and receive multiple copies of the Notice or Proxy Materials may request to receive a single copy by following the same instructions.

CORPORATE GOVERNANCE

Corporate Governance Overview

Atmel is committed to the highest standards of corporate ethics, diligent compliance with financial accounting and reporting rules and enterprise risk management. Our corporate governance practices and policies are designed to promote those ethics and principles, enhance stockholder value and manage our corporate risks effectively.

Our Board provides independent leadership through the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity. You can access information regarding our corporate governance practices on our website at http://ir.atmel.com/governance.cfm.

Our Board has adopted Corporate Governance Principles, which set forth the principles that guide the Board’s exercise of its responsibility to oversee corporate governance, maintain its independence, evaluate its own performance and the performance of our executive officers, and set corporate strategy. Our Corporate Governance Principles provide that the Board shall fill the roles of Chairman and Chief Executive Officer in accordance with the best interests of Atmel. Our Corporate Governance Principles also currently require directors to offer to resign upon a material change in their employment, subject to the Board’s acceptance, and limit the number of public company boards on which our directors may serve. Our Board reviews these Corporate Governance Principles annually, adopting revisions, as appropriate. You can access our Corporate Governance Principles on our website at http://ir.atmel.com/governance.cfm.

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Information about some of our key corporate governance practices and policies is set forth below:

Board Structure	Shareholder Rights
Majority of Independent Directors. Five out of seven of our directors are independent of Atmel and management.	No Staggered Board. All of our directors are elected annually.

Only Independent Directors Serve on Our Board Committees. All of the members of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent.	Stockholder Outreach. During 2013, we engaged directly with some of our significant stockholders to solicit their views on various corporate governance matters. We expect to continue that form of stockholder outreach in the future.

Split Chairman and CEO Roles. Our Chairman and CEO roles are separated; our Chairman is an independent director and not an employee.	Annual Stockholder Advisory Vote. Our Board has implemented an annual “Say on Pay” advisory vote to solicit the views of our stockholders regarding NEO compensation.

No Family Relationships. None of our directors has family relationships with other directors or with any of our executive officers.	Single Class of Shares. Our Company has only a single class of common stock issued and outstanding.

Written Governance Principles. Our Board has adopted, maintains, and makes available to investors, written corporate governance principles that are reviewed annually.	No Short Sales, Pledging or Hedging. Our directors and executives are prohibited from engaging in short sale or hedging transactions and from pledging equity as collateral for loans.

Mandatory Equity Ownership for Directors. Our directors are subject to, and currently satisfy, mandatory stock-ownership requirements under which they must maintain ownership levels equal to at least three times their annual cash retainer.

Code of Ethics/Standards of Business Conduct

It is our policy to conduct our operations in compliance with all applicable laws and regulations and to operate our business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in our Standards of Business Conduct, which is applicable to all of our directors, officers and employees, and which complies with the SEC’s requirements and with listing standards of the NASDAQ Stock Market LLC (“NASDAQ”). We review our Standards of Business Conduct annually.

Our Standards of Business Conduct are designed to promote honest and ethical conduct and compliance with all applicable laws, rules and regulations, and to deter wrongdoing. Our Standards of Business Conduct are also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. Our Standards of Business Conduct can be accessed on our website at http://ir.atmel.com/governance.cfm. We intend to disclose amendments to certain provisions of our Standards of Business Conduct, or waivers of such provisions granted to directors and executive officers, on our website in accordance with applicable SEC and NASDAQ requirements.

Independent Directors

The Board has determined that each of the following directors, constituting a majority of the Board, is “independent” within the meaning of the NASDAQ listing standards:

David Sugishita

Papken Der Torossian

Jack L. Saltich

Charles Carinalli

Dr. Edward Ross

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The “independence” definition includes a series of objective tests, including that the director is not an employee of, and has not engaged in various types of business dealings with, Atmel. In addition, as further required by the NASDAQ listing standards, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment by that independent director in the carrying out of his responsibilities as a director.

Board Leadership Structure

Our Corporate Governance Principles require the Board to fill the Chairman of the Board and Chief Executive Officer positions in accordance with the best interests of Atmel. Atmel currently separates the positions of Chief Executive Officer and Chairman of the Board. Since August 2006, Mr. Sugishita, one of our independent directors, has served as our Non-executive Chairman of the Board. Our Corporate Governance Principles also provide that in the event the Chairman of the Board is not an independent director, the Board should elect a “Lead Independent Director.” The responsibilities of the Chairman of the Board include: setting the agenda for each Board meeting in consultation with the Chief Executive Officer; presiding at executive sessions; facilitating and conducting, with the Corporate Governance and Nominating Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors; and conducting, with the Compensation Committee, a formal evaluation of the Chief Executive Officer and other executive officers in the context of our annual compensation review.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for Atmel at this time and demonstrates our commitment to good corporate governance.

In addition, as described in more detail below, our Board has three standing committees, each of which is comprised entirely of independent directors. Our Board delegates substantial responsibility to each Board committee, which reports their activities and actions back to the Board. We believe that our independent Board committees and their chairmen are an important aspect of our Board leadership structure.

Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our Board, our officers are responsible for the day-to-day management of the material risks Atmel faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in reviewing our business strategy and operating plans at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for Atmel. The Board regularly receives updates from management and outside advisors regarding risks Atmel faces, including litigation and operating risks.

In addition, our Board committees oversee aspects of risk management. Our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, and internal investigations; our Committee oversees risks related to compensation policies and practices; and our Corporate Governance and Nominating Committee oversees governance-related risks, such as Board independence and conflicts of interest, as well as management and director succession planning. Our Board committees report their findings to the Board.

Senior management attends Board and Board committee meetings as requested and is available to address any questions or concerns raised by the Board on risk management or other matters. The Board holds annual strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for Atmel.

Board Meetings and Committees

Our Board met eight times in 2013. Our Board also has three standing committees: Audit, Compensation, and Corporate Governance and Nominating. Each of our committees operates pursuant to a written charter available on our website at http://ir.atmel.com/governance.cfm. Details regarding the make-up and function of our standing committees are included in the table below.

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Our Board has determined that each member of our standing committees is “independent” within the meaning of the NASDAQ listing standards. Furthermore, our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of the Exchange Act, and that Mr. Sugishita meets the requirements of an audit committee financial expert in accordance with SEC rules.

Our Board supports 100% independent standing committees and believes this enhances our Board’s ability to oversee the management of our Company and protect the interests of our stockholders.

All of our standing Board committees evaluate their performance and review their charters annually.

	Members	2013 Meetings	Core Responsibilities
Audit Committee	David Sugishita (Chair) Charles Carinalli Jack L. Saltich	13

•   Assist the Board in general oversight of our financial statements, compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, the organization and performance of our internal audit function, and our internal accounting and financial reporting controls.

•   Appoint, evaluate, oversee, set compensation for, and (where appropriate) replace, our independent registered public accounting firm.

•   Review and approve the scope of our annual audit and pre-approve all audit, audit-related, tax and other services (if any) provided by our independent registered public accounting firm.

•   Review reports from our management, internal audit and independent registered public accounting firm concerning our internal accounting and financial controls.

•   Review and evaluate “best practices” for standing audit committees.

•   Prepare the Audit Committee Report included in this Proxy Statement.

•   Investigate any matter brought to its attention (the Audit Committee has full access to all of our books, records, facilities and personnel, and the power to retain outside legal, accounting or other advisors for this purpose).

Compensation Committee	Jack L. Saltich (Chair) Charles Carinalli Papken Der Torossian David Sugishita	8

•   Review and approve our executive compensation policies, including the salaries and target bonuses of our CEO and other executive officers.

•   Approve, or make recommendations to our Board for it to approve, our incentive, equity-based and other compensation plans.

•   Evaluate and administer our equity compensation plans, including our long-term equity incentive plans.

•   Assist our Board in its oversight of the development, implementation and evaluation of our compensation policies and plans.

•   Engage independent compensation consultants to assist it in the exercise of its responsibilities.

•   Review and evaluate “best practices” for standing compensation committees.

•   Prepare the Compensation Committee Report included in this Proxy Statement.

Corporate Governance & Nominating Committee	Dr. Edward Ross (Chair) Papken Der Torossian David Sugishita	2

•   Review and evaluate corporate governance practices and related legal developments.

•   Evaluate our principles of corporate governance and recommend changes to the Board, as necessary.

•   Review governance-related stockholder proposals and make recommendations to the Board for action on those proposals.

•   Evaluate and make recommendations to the Board regarding the composition, size, diversity, tenure and other matters of relevance to the effective functioning of our Board and each Committee.

•   Review and evaluate “best practices” for standing corporate governance and nominating committees.

•   Review and implement procedures for the submission of candidates for election to the Board.

•   Review and implement procedures for identifying and evaluating candidates for director, and determine the relevant criteria for Board membership.

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Each of our directors attended at least 75% of our 2013 Board meetings and meetings of each committee on which he served. Each of our directors also attended our 2013 Annual Meeting of Stockholders and is expected to attend this year’s Annual Meeting.

Compensation Committee Interlocks and Insider Participation

During 2013, the following directors were members of Atmel’s Compensation Committee: Messrs. Saltich, Carinalli, Der Torossian and Sugishita. No interlocking relationships exist between any member of the Board or Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves as a member of our Board or Committee. No member of the Committee was a present or former officer or employee of Atmel or its subsidiaries, other than Mr. Sugishita who since August 2006 has served as Non-executive Chairman of the Board. Mr. Sugishita is a non-employee director of Atmel.

Director Candidates

Atmel’s bylaws set forth the procedure for the proper submission of stockholder nominations for membership on the Board. Please refer to Section 2.2(c) of our bylaws for a description of the process for nominating directors. It is the policy of our Corporate Governance and Nominating Committee to consider properly submitted stockholder recommendations for candidates for membership on the Board. A stockholder may submit a recommendation for a candidate for membership on the Board by submitting in writing the name and background of such candidate to the Atmel Corporate Governance and Nominating Committee, c/o Corporate Secretary, Atmel Corporation, 1600 Technology Drive, San Jose, CA 95110. The Corporate Governance and Nominating Committee will consider a recommendation only if (1) appropriate biographical and background information on the candidate is provided, (2) the recommended candidate has consented in writing to a nomination and public disclosure of the candidate’s name and biographical information, and (3) the recommending stockholder has consented in writing to public disclosure of such stockholder’s name. Required biographical and background information include: (a) the name, age, business address and residence of such person, (b) the principal occupation and employment of such person, and (c) biographical information on the recommended candidate that the recommending stockholder believes supports such candidacy (keeping in mind the criteria discussed below that the Corporate Governance and Nominating Committee considers when making recommendations for nomination to the Board).

 The Corporate Governance and Nominating Committee uses a variety of methods for identifying candidates for nomination to the Board. Although candidates for nomination to the Board typically are suggested by existing directors or by our executive officers, candidates may come to the attention of the Corporate Governance and Nominating Committee through professional search firms, stockholders or other persons. The process by which candidates for nomination to the Board are evaluated includes review of biographical information and background material on potential candidates by Corporate Governance and Nominating Committee members, meetings of Corporate Governance and Nominating Committee members from time to time to evaluate and discuss potential candidates, and interviews of selected candidates by members of the Corporate Governance and Nominating Committee. Candidates recommended by stockholders (and properly submitted, as discussed above) are evaluated by the Corporate Governance and Nominating Committee using the same criteria as other candidates. Although the Corporate Governance and Nominating Committee does not have specific minimum qualifications that must be met before recommending a candidate for election to the Board, the Corporate Governance and Nominating Committee does review numerous criteria before recommending a candidate. Such criteria include, but are not limited to: character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, and other commitments.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees; however, as discussed above, diversity is one of the numerous criteria the Corporate Governance and Nominating Committee reviews before recommending a candidate.

Communications from Stockholders

Stockholders may communicate with the Board by submitting either an email to bod@atmel.com or written communication addressed to the Board (or specific board member) c/o Corporate Secretary, Atmel Corporation, 1600 Technology Drive, San Jose, CA 95110. Email communications that are intended for a specific director should be sent to the email address above to the attention of the applicable director. The Chairman of the Corporate Governance and

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Nominating Committee will, with the assistance of our Corporate Secretary, (1) review all communications to the Board, (2) determine if such communications relate to substantive matters, (3) if such communications relate to substantive matters, provide copies (or summaries) of such communications to the other directors as he or she considers appropriate, and (4) if such communications do not relate to substantive matters, determine what action, if any, will be taken with such communications. Communications relating to personal grievances or matters as to which we receive repetitive and duplicative communications are unlikely to be deemed “substantive.”

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

A board of seven (7) directors is to be elected at the Annual Meeting, all of whom have been recommended for nomination by the members of the Corporate Governance and Nominating Committee of the Board. Each director to be elected by stockholders will be elected by a vote of the majority of votes cast, which pursuant to our bylaws means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast with respect to that director’s election. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the seven (7) nominees named below, all of whom are presently our directors. There are no family relationships among any of our director nominees or executive officers. Other than Messrs. Steven Laub and Tsung-Ching Wu, all of our proposed nominees, or five of the seven, are “independent” within the meaning of the NASDAQ listing standards.

In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any additional nominee who shall be designated by the present Board to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of stockholders and until his successor has been elected and qualified.

Recommendation of the Board of Directors

The Board unanimously recommends voting “FOR” each of the nominees listed below.

Information About Nominees

Information about each nominee as of April 4, 2014 is set forth in the table below:

						Committee Memberships
Name of Nominee	Age	Director Since	Positions with Atmel	Independent	Other U.S. Public Company Boards	AC	CC	GN
Steven Laub	55	2006	President and Chief Executive Officer and Director	No	0
Tsung-Ching Wu	63	1985	Executive Vice President, Office of the President and Director	No	0
David Sugishita	66	2004	Director and Non-executive Chairman of the Board	Yes	1	C, F	M	M
Papken Der Torossian	75	2007	Director	Yes	1		M	M
Jack L. Saltich	70	2007	Director	Yes	1	M	C
Charles Carinalli	65	2008	Director	Yes	2	M	M
Dr. Edward Ross	72	2008	Director	Yes	1			C

AC	Audit Committee	C	Chair
CC	Compensation Committee	M	Member
GN	Corporate Governance and Nominating Committee	F	Financial expert

Steven Laub has served as a director of Atmel since February 2006 and as President and Chief Executive Officer since August 2006. From 2005 to August 2006, Mr. Laub was a technology partner at Golden Gate Capital Corporation, a private equity buyout firm, and the Executive Chairman of Teridian Semiconductor Corporation, a fabless semiconductor company. Prior to that time, Mr. Laub was President and Chief Executive Officer of Silicon Image, Inc., a provider of semiconductor solutions. Mr. Laub also spent 13 years in executive positions (including President, Chief Operating Officer and member of the Board of Directors) at Lattice Semiconductor Corporation, a supplier of programmable logic devices and

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related software. Prior to joining Lattice Semiconductor, Mr. Laub was a vice president and partner at Bain and Company, a global management consulting firm. Mr. Laub holds a degree in economics from the University of California, Los Angeles (B.A.) and a degree from Harvard Law School (J.D.).

As our President, Chief Executive Officer and a member of our Board, Mr. Laub draws upon over two decades of experience in executive management roles within the semiconductor industry. In addition to his semiconductor industry experience, Mr. Laub brings to the Board the critical expertise gained over an accomplished career focusing on executive management, corporate and business strategy, operational expertise, and mergers and acquisitions. Mr. Laub also offers an additional perspective through his background in law.

Tsung-Ching Wu has served as a director of Atmel since 1985, as Executive Vice President, Office of the President since 2001, and served as Executive Vice President and General Manager from January 1996 to January 2001 and as Vice President, Technology from January 1986 to January 1996. Mr. Wu holds degrees in electrical engineering from the National Taiwan University (B.S.), the State University of New York at Stony Brook (M.S.) and the University of Pennsylvania (Ph.D.).

Mr. Wu, our co-founder and longest serving Board member, brings to our Board an extensive background spanning over thirty years in the semiconductor industry and a deep knowledge and understanding of Atmel’s business, operations (especially within the Asia/Pacific region) and employees. Mr. Wu has served as a member of our Board since 1985 and as a member of our executive management team since 1986.

David Sugishita has served as the Non-executive Chairman of the Board since August 2006 and as a director of Atmel since February 2004. In addition, Mr. Sugishita is Chairman of the Audit Committee. Mr. Sugishita also serves as a director and Chairman of the Audit Committee for Immersion Corporation. Mr. Sugishita previously served on the board of directors of Micro Component Technology, Inc. from 1994 to 2009, Magma Design Automation from 2010 to 2011 and Ditech Networks, Inc. from 2003 to 2012. Mr. Sugishita is retired and previously held various senior management positions with SonicBlue (EVP/CFO), RightWorks (EVP/CFO), Synopsys (SVP/CFO), Actel (SVP/CFO), Micro Component Technology (SVP/CFO), Applied Materials (VP/Corporate Controller), National Semiconductor (VP/Finance), Fairchild Camera & Instrument (Controller) and Intersil (Controller) during the past 40 years. Mr. Sugishita holds a B.S. in Finance from San Jose State University and an M.B.A from Santa Clara University.

Mr. Sugishita brings to the Board over two decades of experience as a financial executive officer and member of the boards of directors of high technology public companies, specifically in the semiconductor industry. As our second longest serving Board member, he has a high degree of familiarity with Atmel’s business. Through his extensive executive management and board experience, Mr. Sugishita has developed the leadership, business judgment and consensus-building skills necessary to effectively lead our Board as Non-executive Chairman. His strong expertise and background in accounting and financial management, years of service on the audit committee of Ditech and a track record as an accomplished financial executive have provided him with the financial acumen and skills necessary to serve as Chairman of our Audit Committee.

Papken Der Torossian has served as a director of Atmel since July 2007. He has been the Managing Director of Crest Enterprise LLC since September 1997.  Mr. Der Torossian also served as the Chairman of Vistec Semiconductor Systems, Inc. from September 2005 to April 2013, when the company was sold to Raith GmbH, and as Chairman of the Board of Therma Wave, Inc. from March 2003 until May 2007, when the company was sold to KLA-Tencor Corporation. From 1984 to May 2001, Mr. Der Torossian was Chairman of the Board and Chief Executive Officer of Silicon Valley Group (SVGI), which was acquired by ASML Holding N.V. Earlier, he was credited for turning around several companies and operations, including as President of ECS Microsystems (which was subsequently sold to Ampex Corporation) and President of the Santa Cruz Division of Plantronics, Inc. Prior to that, Mr. Der Torossian spent four years at Spectra-Physics and twelve years with Hewlett-Packard Company in a number of management positions. Mr. Der Torossian currently serves as a director and Chairman of the Compensation Committee of ParkerVision, Inc., as a member of the board of directors and trustees of the Korean Advanced Institute for Science and Technology (KAIST), and as a director of Lantiq, Nanotech Industries, Inc., and Pure Swiss Inc.  Mr. Der Torossian was formerly on the board of directors of the Silicon Valley Leadership Group (SVLG) and on the board of the Semiconductor Industry Supplier Association (SISA). He was also Chairman of the Semiconductor Equipment and Materials International Environmental, Health & Safety Committee (SEMI EHS), and has served as Chairman of Semi/Sematech. He also serves as a director for several privately held companies.  Mr. Der Torossian served on President Clinton’s Advisory Committee on Export Controls and represented the United States in bilateral trade negotiations.  Mr. Der Torossian holds a B.S.M.E. degree from MIT and an M.S.M.E. degree from Stanford University.

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With over two decades of experience in engineering, and demonstrated accomplishments as the Chief Executive Officer and Chairman of several high technology public and private companies, Mr. Der Torossian is intimately familiar with the operation and management of a global technology company. Mr. Der Torossian’s service with industry organizations and educational background provide him with a firm understanding of Atmel’s technology and business. Mr. Der Torossian also brings to the Board demonstrated consensus-building experience in the fields of international trade and organized labor.

Jack L. Saltich has served as a director of Atmel since July 2007. In addition, Mr. Saltich is Chairman of the Compensation Committee. From January 2006 to April 2011, he served as the Chairman and interim Chief Executive Officer of Vitex Systems, Inc. From July 1999 to August 2005, Mr. Saltich served as the President, Chief Executive Officer and a Director of Three-Five Systems, Inc., a manufacturer of display systems and provider of electronic manufacturing services. Three-Five Systems, Inc. filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 8, 2005. From 1993 to 1999, Mr. Saltich served as

Vice President of Advanced Micro Devices, Inc., where his last position was General Manager of AMD’s European Microelectronics Center in Dresden, Germany. From 1991 to 1993, Mr. Saltich served as Executive Vice President for Applied Micro Circuits Company, a company servicing the high speed telecommunications market. From 1988 to 1991, he was Vice President at VLSI Technology, a semiconductor company. From 1971 to 1988, Mr. Saltich served in a number of capacities with Motorola, Inc. Mr. Saltich also serves on the board of directors for Immersion Corporation (IMMR) and PlasmaSi, a private company, and on the Manufacturing Advisory Board for Cypress Semiconductor Corporation. Mr. Saltich previously served on the board of directors of InPlay Technologies, Inc. from 2007 to 2008, Ramtron International Corporation from 2005 to 2011, Vitex Systems, Inc. from 2006 to 2011 and Leadis Technology, Inc. from 2006 to 2012. Mr. Saltich received both B.S. and masters degrees in electrical engineering from the University of Illinois. In 2002, he received a distinguished alumni award from the University of Illinois.

With three decades of varied experience in the semiconductor industry, including research and development, manufacturing and operations experience, Mr. Saltich brings a deep understanding of our business and valuable operational and strategic expertise to our Board. Mr. Saltich’s management positions with AMD have provided him with critical insights into the operational requirements of a global company. His extensive service on the compensation committees of boards of directors of several public companies has provided Mr. Saltich with the strong background in executive compensation necessary to serve as Chairman of our Compensation Committee.

Charles Carinalli has served as a director of Atmel since February 2008. He has been a Principal of Carinalli Ventures since January 2002. From July 1999 to May 2002, Mr. Carinalli was Chief Executive Officer and a director of Adaptive Silicon, Inc., a developer of semiconductors. From December 1996 to July 1999, Mr. Carinalli served as President, Chief Executive Officer and a director of Wavespan Corporation, a developer of wireless broadband access systems that was acquired by Proxim, Inc. From 1970 to 1996, Mr. Carinalli served in various positions for National Semiconductor Corporation, a publicly traded company developing analog-based semiconductor products, most recently as Senior Vice President and Chief Technical Officer. Mr. Carinalli currently serves on the board of directors of Extreme Networks, Inc. and Fairchild Semiconductor International, Inc. Mr. Carinalli also serves as a director of privately-held companies. Mr. Carinalli holds an M.S.E.E. from Santa Clara University and a B.S.E.E. from the University of California, Berkeley.

Mr. Carinalli brings to our Board over four decades of experience in the semiconductor industry in management and operational roles at large semiconductor companies and several emerging private companies. In addition to his industry experience, Mr. Carinalli brings to our Board significant investment experience and a demonstrated track record of converting ideas into successful business ventures.

Dr. Edward Ross has served as a director of Atmel since April 2008. In addition, Dr. Ross is Chairman of the Corporate Governance and Nominating Committee. He is currently retired, having previously served as President (2000 through December 2004) and President Emeritus (January 2005 through December 2005) of TSMC North America, the U.S. subsidiary of Taiwan Semiconductor Manufacturing Company Limited, a Taiwanese semiconductor manufacturer. Previously, he was Senior Vice President of Synopsys, Inc., an electronic design automation supplier, from 1998 to 2000, and President of Technology and Manufacturing at Cirrus Logic, Inc., a semiconductor manufacturer, from 1995 to 1998. Dr. Ross previously served on the board of directors of Volterra Semiconductor Corporation from 2004 to 2013, RAE Systems Inc. from 2001 to 2006 and California Micro Devices Corporation (most recently as non-executive chairman of the board) from 2002 until its acquisition by ON Semiconductor Corporation in January 2010. Dr. Ross holds a B.S.E.E. from Drexel University and an M.S.E.E., M.A. and Ph.D. from Princeton University.

Dr. Ross brings to our Board an extensive career in the semiconductor industry as an executive officer and director of global public and emerging private companies. His educational and executive backgrounds provide functional insight into our business, manufacturing operations and technologies.

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See “Corporate Governance” above and “Executive Compensation — Compensation of Directors” below for additional information regarding the Board.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Appointment of KPMG LLP

The Audit Committee of the Board has selected KPMG LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2014. A representative of KPMG LLP is expected to be present at the meeting and will have an opportunity to make a statement if so desired. The representative is also expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of KPMG LLP as Atmel’s independent registered public accounting firm is not required by Atmel’s bylaws or other applicable legal requirements. However, our Board is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Atmel and its stockholders.

During the period from January 1, 2012 through March 16, 2012, we did not consult with KPMG LLP, nor did anyone acting on our behalf, regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Recommendation of the Board of Directors

The Board unanimously recommends voting “FOR” the ratification of the appointment of KPMG LLP as Atmel’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Former Company Auditors, PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP audited our financial statements for the year ended December 31, 2011. As previously reported on a Current Report on Form 8-K (the “Current Report on Form 8-K”), filed with the SEC on March 21, 2012, the Audit Committee, on March 16, 2012, terminated the engagement of PricewaterhouseCoopers LLP and approved the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The Audit Committee determined to make this change after undertaking and completing a request for proposals from various accounting firms, including PricewaterhouseCoopers LLP.

During the period from January 1, 2012 through March 16, 2012, we did not have any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

We provided PricewaterhouseCoopers LLP with a copy of the Current Report on Form 8-K prior to its filing with the SEC and requested that PricewaterhouseCoopers LLP furnish us with a letter addressed to the SEC stating whether it agreed with the above statements and, if not, stating the respects in which it did not agree. A copy of the letter from PricewaterhouseCoopers LLP, dated March 21, 2012, was attached as Exhibit 16.1 to the Current Report on Form 8-K.

A representative of PricewaterhouseCoopers LLP is not expected to be present at the meeting.

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Fees of KPMG LLP Incurred by Atmel

The following table sets forth the fees billed for services rendered by our auditors, KPMG LLP, for each of our last two fiscal years.

	2013 ($)	2012 ($)
Audit fees (1)	1,905,200	1,624,500
Audit-related fees	—	—
Tax fees (2)	303,800	69,000
All other fees (3)	—	35,000
Total	2,209,000	1,728,500

(1)	Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements and of our internal control over financial reporting, and the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Tax fees consisted of fees for assistance with international tax planning and other tax compliance services for the United States and foreign jurisdictions.

(3)	All other fees consisted of fees for financial due diligence services.

Audit Committee Pre-Approval Policy

Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by a company’s principal accountants be approved in advance by the Audit Committee of the Board, subject to a “de minimis” exception set forth in the SEC rules (the “De Minimis Exception”). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. All audit-related and non-audit services in 2012 and 2013 were pre-approved by the Audit Committee at regularly scheduled meetings of the Audit Committee, or through the process described in this paragraph, and none of such services was performed pursuant to the De Minimis Exception.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our Board has determined to seek an annual “Say on Pay” advisory vote. While this advisory vote to approve executive compensation is non-binding, our Board and Committee value the opinions of our stockholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, will consider those stockholders’ concerns and evaluate whether any actions are necessary to address those concerns. Please read the section entitled “Compensation Discussion and Analysis — Consideration of 2013 Say on Pay Advisory Vote and Stockholder Engagement” below for additional details on how we considered the results of last year’s advisory vote to approve executive compensation.

As we outline in more detail below in the section entitled “Executive Compensation,” we believe that our executive compensation program is designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, pursuant to Section 14A of the Exchange Act, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

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Unless our Board of Directors modifies its policy on the frequency of holding “Say on Pay” advisory votes, the next “Say on Pay” advisory vote will occur at our 2015 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the advisory vote approving the compensation of our named executive officers, as disclosed in this Proxy Statement.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Atmel’s compensation program is administered by our Committee, which consists of four independent directors. Our program is focused on pay-for-performance. The Committee is advised by an independent compensation consultant, Compensia, Inc. (“Compensia”), as described more fully below.

Atmel’s executive compensation program is tailored to, and seeks to address, our competitive positioning, and performance, within the highly cyclical and competitive global semiconductor industry. The three primary elements of our executive compensation program are: (1) base salary; (2) variable incentive bonus; and (3) long-term incentives provided through equity awards having performance or other intrinsic variability characteristics that affect actual realizable pay for recipients.

Atmel’s compensation goals are generally intended to:

•	attract, retain, motivate and reward highly-talented executives who are key to our business success;

•	link total compensation with the achievement of both Atmel’s strategic objectives (financial and non-financial) and individual performance goals; and

•	align the interests and objectives of Atmel’s executives with the interests of our stockholders.

Our NEOs for 2013 were:

Steven Laub	President and Chief Executive Officer
Steve Skaggs	Senior Vice President and Chief Financial Officer
Robert Valiton	Senior Vice President and General Manager, Automotive, Aerospace and Memory Business Units
Scott Wornow	Senior Vice President and Chief Legal Officer
Tsung-Ching Wu	Executive Vice President — Office of the President
Stephen Cumming	Former Vice President of Finance and Chief Financial Officer (resigned April 2013)

Key 2013 Compensation Decisions

For 2013, the Committee made the following key compensation-related decisions for the Company’s NEOs, excluding Mr. Cumming:

Name (1)	2013 Base Salary Increase from 2012	2013 Executive Incentive Bonus as a Percentage of Target Bonus	2013 Annual Time-Based Restricted Stock Unit Awards (#)	2013 Performance-Based Restricted Stock Unit Awards (#) (2)	Percentage of Restricted Stock Units Actually Realized at Target/Maximum under 2011 Plan (3)
Steven Laub	0%	83%	457,817	238,069	33.3% / 16.7%
Steve Skaggs (4)	32%	111%	354,316	40,672	33.3% / 16.7%
Robert Valiton	3%	113%	117,356	37,283	33.3% / 16.7%
Scott Wornow	2%	109%	112,140	29,826	33.3% / 16.7%
Tsung-Ching Wu	0%	103%	65,198	27,115	33.3% / 16.7%

(1)	Unless expressly indicated, all information presented in this Proxy Statement regarding our NEOs excludes information regarding Mr. Cumming, who resigned in April 2013. The elements of Mr. Cumming’s 2013 compensation were substantially similar to the elements provided to our other NEOs, except, due to his resignation, Mr. Cumming did not receive an annual incentive bonus for 2013 or any equity awards in 2013.

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(2)	Reflects the target number of performance-based RSUs granted to the participant under the new long-term performance-based incentive plan adopted by our Committee in December 2013. The maximum number of performance-based RSUs that may be earned is as follows: Mr. Laub 714,208; Mr. Skaggs 122,017; Mr. Valiton 111,849; Mr. Wornow 89,479; and Mr. Wu 81,345. For additional information about this plan, see “Our New 2014 Plan” on page 29.

(3)	The performance period under our 2011 Plan, adopted in May 2011, ended on December 31, 2013. RSUs under that 2011 Plan were granted in 2011. Percentages reflected in the table show the percentage of “target” and “maximum” shares actually realized by each participant based on performance under the 2011 Plan. See table below for additional information regarding the number of shares forfeited by each individual.

(4)	Mr. Skaggs was appointed as Atmel’s Senior Vice President and Chief Financial Officer in May 2013 and received an increase in base salary and a grant of 250,000 RSUs in recognition of his promotion and additional responsibilities as Chief Financial Officer.

Additional 2013 Compensation Details

•	As the table above indicates, our CEO did not receive a base salary increase in 2013. He received 83% of his 2013 target cash incentive bonus. Our CEO last received a base salary increase in 2008.

•	The grant date value of the annual time-based RSUs granted to our CEO in 2013 was 29% lower than the grant date value of the annual time-based RSUs granted to our CEO in 2012 (a reduction in value from $4,832,190 to $3,429,049).

•	After review of the applicable performance metrics, the Committee determined that eligible participants in our 2011 Plan were entitled to receive only 33.3% of their “target” (or 16.7% of their “maximum”) performance-based RSU awards under the 2011 Plan.

•	The table below sets forth the actual number of performance-based RSUs realized by our NEOs under our 2011 Plan. Awards under the 2011 Plan were granted in 2011 (prior to 2011, the Company had last granted performance-based RSUs in 2008):

Executive	Grant Date	Target Payout (Based on Market Value on Date of Grant) ($)(1)	Performance Period	Actual Payout (Based on Market Value at December 31, 2013) ($)(2)	Number of Shares Forfeited (3)
Steven Laub	2011	5,600,000	3 years	1,044,005	666,666
Steve Skaggs	2011	560,000	3 years	104,405	66,666
Robert Valiton	2011	875,000	3 years	163,130	104,166
Scott Wornow	2011	630,000	3 years	117,450	75,000
Tsung-Ching Wu	2011	980,000	3 years	182,705	116,666

(1)	The target payout value was based on the closing price of our common stock on the NASDAQ Global Select Market of $14.00 per share on the date of grant, May 23, 2011.
(2)	The actual payout value is based on the closing price of our common stock on the NASDAQ Global Select Market of $7.83 per share on December 31, 2013, and reflects achievement at 33.3% of the “target” level (or 16.7% of their “maximum” level) under the 2011 Plan for the three year performance period (January 1, 2011 through December 31, 2013).
(3)	Reflects the actual number of shares forfeited by our executives under the 2011 Plan.

We Emphasize Variable Pay and Balance Short-and Long-term Incentives

Annual compensation for our NEOs as a group varies year-to-year based on corporate results and individual performance. Consistent with our pay-for-performance philosophy, the Company’s compensation program emphasizes variable pay over fixed pay and seeks to balance short- and long-term incentives. The majority of CEO compensation consists of variable pay, including cash awarded under our annual executive incentive plan and equity grants for which value is likely to be variable.

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Fixed pay, primarily consisting of base salary, made up only 10.6% of our CEO’s total target compensation in 2013, while variable pay, consisting of equity incentives and an annual performance-based cash bonus, made up 89.4% of our CEO’s total target compensation. Similar allocations are applicable to our other NEOs. The chart below shows the percentages of variable target compensation versus fixed target compensation for our CEO and our other NEOs in 2013:

We balance short-and long-term incentives by providing our NEOs with a mix of annual cash incentive opportunities and long-term equity awards. We generally refer to equity awards in this Proxy Statement that have specific performance metrics attached to them as “performance-based,” although those awards are also variable in that their value may change over time.  The grant date value of a performance-based equity award may not be indicative of its value when it is credited to a participant upon achievement of future performance metrics, when it is actually released to a participant or when it may be sold by that participant.  Our performance-based equity awards, for example, have also generally included some form of time-based restrictions to enhance retention value; as a result, the value to a recipient of those “performance-based” awards at the time of release (when a recipient is generally required to pay taxes, whether or not the underlying shares are actually sold) assuming achievement of the performance metrics, or at the time of sale by a recipient, may be different from the grant date value of those awards.  In addition, we generally characterize equity awards that have time-based requirements, without a specific performance metric attached, as “variable” since the value of those awards to the recipient, upon release or sale, may be greater or lesser than the grant date values reflected in this Proxy Statement. Because the Company maintains an Insider Trading Policy that restricts the periods within which “insiders” may sell Company shares, and the Company also prohibits hedging and pledging of shares at any time, our “insiders” are subject to material restrictions to which non-insiders are not subject, and, as a result, the variability of equity awards to individual recipients may be more pronounced than if sales, hedging or pledging of Company shares were permitted without material restrictions.

Our long-term equity compensation consists of a mix of performance-based RSU grants that vest only upon achievement of specific corporate and business objectives, and RSU grants that vest over time. In 2013, our NEOs received grants of RSUs having four-year vesting periods and grants of performance-based RSUs under our newly-adopted 2014 Long-Term Performance-Based Incentive Plan (the “2014 Plan”). Awards under the 2014 Plan will be credited and will vest over a three-year period if specific corporate and business-level non-GAAP gross margin performance criteria (or revenue criteria in the case of our XSense business unit) are satisfied. For more details about our 2014 Plan, see “Our New 2014 Plan” below.

Newly Adopted Corporate Governance Enhancements

In connection with our ongoing review of corporate governance and compensation practices and policies, and taking into consideration our discussions with stockholders, as described more fully below under “Consideration of 2013 Say-on-Pay Advisory Vote and Stockholder Engagement,” in addition to our new 2014 Plan, we adopted two new corporate governance practices with effect in 2014.

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Equity Ownership Guidelines. In 2014, to further align the interests of our executives with those of our stockholders, our Board adopted equity ownership guidelines for our senior officers (members of our Board were already subject to equity ownership guidelines as described under “Compensation of Directors – Standard Director Compensation Arrangements”). These new guidelines require our senior officers to accumulate equity under the terms of the guidelines, within the later of five years from March 14, 2014 or the commencement by that person of a position set forth below, as follows:

Position	Multiple of Base Salary (as of December 31 of immediately prior calendar year)
Chief Executive Officer	5x
Executive Vice President	2x
Senior Vice President	1x

“Claw-back” Policy. In 2014, our Board also adopted a “claw-back” policy.  Under, and subject to, our new “claw-back” policy, the Company may generally seek reimbursement of cash incentive payments made to covered officers that were based on achieving certain financial results, if the covered officer intentionally and knowingly engaged in fraudulent misconduct that gave rise to, and caused the need for, a substantial and material restatement of our financial results for the period resulting in the cash incentive payment, and if a lower cash incentive payment would have been made to the covered officer based upon those restated financial results.

We Released Only 33.3% of “Target” (or 16.7% of “Maximum”) Awards Under Our 2011 Plan – NEOs Forfeited over 1.0 million of their RSUs

The performance period under our 2011 Long-Term Performance-Based Plan, adopted in May 2011 (the “2011 Plan”), ended on December 31, 2013. Awards were credited under the 2011 Plan based on performance over three one-year performance periods (2011, 2012 and 2013) and a three-year cumulative performance period (from 2011 to 2013, inclusive). Performance under the 2011 Plan was linked to Atmel’s relative revenue growth compared to a semiconductor peer group, and to Atmel’s microcontroller revenue growth compared to a microcontroller company peer group, with actual awards based on whichever result was greater.

After review of the applicable performance metrics, the Committee determined that eligible participants in the 2011 Plan were entitled to receive only 33.3% of their “target” (or 16.7% of their “maximum”) awards under the 2011 Plan. The maximum number of shares that may be awarded under our performance plans are reserved at the time of grant for accounting and other purposes even though that maximum number of shares may not ultimately be realized by any participants, as was the case with our 2011 Plan. As a result, eligible participants forfeited over 2.5 million of the shares they were granted under the 2011 Plan (or approximately 84.8% of the shares reserved, excluding other shares granted but previously forfeited as a result of employment terminations). More specifically, our NEOs forfeited over 1.0 million of the shares they were granted under the 2011 Plan (or 83.3% of the shares reserved for them, excluding shares earlier forfeited by Mr. Cumming). For more information about the awards released under our 2011 Plan, see “Awards Realized Under our 2011 Plan – Forfeiture of RSUs” below.

We Adopted, in December 2013, a New Performance-based Plan Focused on Non-GAAP Gross Margin

Understanding that our 2011 Plan was ending in December 2013, our Committee began the process, in early 2013, of considering, evaluating and reviewing performance-based incentive plans within the context of our Company’s compensation philosophies. Our 2014 Plan was adopted in December 2013 after an extensive review by the Committee of market data and information regarding performance-based incentive plans, discussions with the Committee’s independent compensation consultants, consideration of the views of our stockholders as described below under “Consideration of 2013 Say on Pay Advisory Vote and Stockholder Engagement,” and further evaluation by our Committee of the Company’s strategic business plans and long-term compensation objectives. With those considerations in mind, the Committee designed and focused the 2014 Plan principally on corporate and business unit non-GAAP gross margin (for our emerging growth XSense business, the 2014 Plan uses revenue targets), which was determined by the Committee to be an important financial metric for the Company’s long-term financial health, and was intended to help align company performance and management objectives with a metric that the Committee believes will enhance, and serve, long-term stockholder interests and value.

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Awards under the 2014 Plan will be credited and will vest over three years, assuming satisfactory achievement of the performance criteria. As discussed above and in further detail below, our Committee determined, after extensive consideration, that a performance-based incentive plan covering the 2014 calendar year, with a three-year vesting schedule, was, at this time in the Company’s evolution, a more effective design for aligning compensation with stockholder interests than a three-year plan, like the 2011 Plan, that could not reasonably take into account unforeseeable changes in the Company’s profile, in macroeconomic conditions, in the semiconductor industry or in other exogenous factors. Target awards under the 2014 Plan were also, as a result of the design of the 2014 Plan, materially less than target awards granted under the 2011 Plan.

The Committee expects to review the efficacy of the 2014 Plan throughout 2014 and into early 2015. The Committee may determine to adopt similar or materially different performance-based incentive plans in future years, using similar or different performance metrics, performance periods, vesting schedules or other terms and conditions that the Committee believes will best align Company performance with stockholder interests and continue to allow the Company to attract, retain, motivate and reward its employees.

Our Compensation Program is Supported by Our Stockholders

Our Board has determined to hold an annual advisory vote on our NEOs’ compensation as a method for engaging in frequent and effective communication with our stockholders. Our Committee considers the voting results on that advisory vote as it reviews and develops our compensation practices and policies. At our 2013 Annual Meeting of Stockholders, approximately 89.7% percent of votes were cast in favor of our NEO compensation.

We Actively Engage with Stockholders to Consider their Views on Corporate Governance Matters

Following our 2013 Annual Meeting of Stockholders, we engaged with stockholders representing, at various times, nearly one-half of our outstanding shares. As part of this process, we requested our stockholders’ views on, and engaged in discussions with those stockholders about, the following matters:

•	Performance-based Incentive Plans. The design, structure, framework and metrics of performance-based incentive plans with which they were familiar, the sectors within which those plans applied, and the types of plans they believed most favorably aligned management and stockholder interests;

•	Claw-backs. The desirability, purpose and importance of claw-back policies and the general terms of those policies with which they were familiar;

•	Equity Ownership Guidelines. The desirability, purpose and importance of equity ownership guidelines for our CEO and other members of management, and the parameters of those guidelines with which they were familiar; and

•	Corporate Governance. Other corporate governance matters that they believed were relevant to Atmel, or were likely to become significant in the marketplace in the future, including, for example, board and committee tenure limits, board and committee rotation policies, and exclusive forum bylaws that designate the court(s) in which corporate-governance-related litigation must proceed.

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Advancing Our Compensation Practices through Effective Corporate Governance

Atmel has adopted corporate governance practices and policies that our Board believes help to advance our compensation goals, including:

	What We Do		What We Don’t Do
☑	Maintain a Completely Independent Compensation Committee and Review Process. Our Compensation Committee consists solely of independent directors who establish our compensation practices.	☒	Provide Employment Agreements. Other than our CEO, none of our NEOs has an employment agreement, and none of our NEOs is guaranteed salary increases or bonuses for any year.

☑	Use a Pay-for-Performance Model. Our executive compensation focuses on corporate results and individual performance.	☒	Permit Hedging or Short Sales. Our directors and officers are prohibited from engaging in short sales or transactions in derivative securities, including hedging transactions.

☑	Split the Chairman and CEO Roles. Our Chairman of the Board is an independent director and not an employee.	☒	Permit Pledging. Our directors and officers are prohibited from pledging their equity as collateral for loans.

☑	Retain an Independent Compensation Advisor. Since 2006, our Committee has engaged an independent consultant, Compensia, as its advisor to provide analysis, advice and guidance on executive compensation independent of management.	☒	Gross-Up Taxes. Our NEOs do not receive tax “gross-ups” on compensation.

☑	Maintain a “Claw-back” Policy. For 2014, we adopted a “claw-back” policy under which the Company may, subject to the terms of the policy, seek reimbursement of cash incentive payments made to a covered officer if the officer intentionally and knowingly engaged in fraudulent misconduct causing a substantial and material restatement of the Company’s financial statements, and if a lower cash incentive payment would have otherwise been made to the covered officer.	☒	Provide Special Perquisites. We do not generally provide perquisites to our NEOs, other than benefits with broad-based employee participation that are standard in the semiconductor industry, such as our employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, and business travel insurance. Our NEOs are entitled to participate in our executive deferred compensation retirement plan, which we maintain for employees at the director level and above.

☑	Maintain Equity Ownership Guidelines for Senior Officers and Directors. For 2014, we adopted equity ownership guidelines for our senior officers, under which senior officers must accumulate and maintain, consistent with the terms of the guidelines, equity in the Company. Since 2011, we have maintained equity ownership guidelines for our directors.

☑	Consider Stockholder Advisory Votes and Views. Our Committee considers the voting results of our advisory vote on executive compensation at each annual meeting and also separately seeks to engage on corporate governance matters with stockholders.

☑	Use Variable Pay and Long-Term Equity Incentive Awards as the Substantial Portion of Total Compensation. Variable-based compensation, including cash and equity incentives, made up approximately 89.4% of our CEO’s, and approximately 80.9% of our other NEOs’, total target compensation for 2013. Equity awards, including time-based restricted stock grants and performance-based RSUs, made up approximately 72.5% of our CEO’s, and approximately 65.0% of our other NEOs’, total target compensation for 2013.

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2013 Executive Compensation and Evaluation Process

The Committee reviews our executive compensation program throughout the year. Individual performance for all executive officers, other than our CEO, is assessed by our CEO, who then makes recommendations to the Committee. Irrespective of those recommendations, the Committee retains full discretion to approve or modify any of the NEO recommendations made by our CEO. The Committee alone assesses the individual performance of our CEO.

The three primary elements of Atmel’s executive compensation programs are: (1) base salary; (2) annual performance-based incentive bonus; and (3) long-term equity incentives, as described below:

Compensation Element	What the Element Rewards	Purpose and Key Features
Base Salary	Individual performance, level of experience, expected future performance and contributions to Atmel.	Provides competitive level of fixed compensation determined by the market value of the position, with actual salaries determined based on the facts and circumstances of each executive officer and each individual position.

Annual Incentive Bonus	Achievement of Committee-established corporate, business-level and individual performance objectives (for 2013, focused on revenue and non-GAAP operating profit, as well as individual contributions and management objectives).

Motivate participants to achieve (i) corporate financial performance objectives during two semi-annual performance periods (for 2013, these periods ran from January 1, 2013 to June 30, 2013 and from July 1, 2013 to December 31, 2013), (ii) individual management objectives reviewed and approved by the Committee, and (iii) for some participants, business unit objectives tied to a business unit’s financial and operating performance, or quarterly sales revenue objectives.

Performance levels are generally established to incent our management to achieve or exceed performance objectives. Payouts for 2013 could range from 0% to 100% for achievement of all “target” objectives to 200% for achievement of all “maximum” objectives (with payouts scaled between all those levels).

Long-Term Equity Incentives

Achievement of corporate and individual performance objectives designed to enhance long-term stockholder interests and attract, retain, motivate and reward employees over extended periods for achieving important Company objectives.

Vesting requirements promote retention of highly valued members of management, including our NEOs.

Annual awards of RSUs that vest over four years and provide an at-risk variable pay opportunity. Because the ultimate value of these equity awards is directly related to the price of Atmel’s common stock, and the awards are only saleable over an extended period of time subject to vesting, they serve to focus management on the creation and maintenance of long-term stockholder value.

Awards of performance-based RSUs under our performance-based plans, such as our recently-ended 2011 Plan and our newly-adopted 2014 Plan, help align management performance with the interests of our stockholders. Our 2011 Plan focused on relative revenue growth and resulted, over a three year performance period, in eligible participants being credited with only 33.3% of their “target” (or 16.7% of their “maximum”) awards. Our new 2014 Plan focuses principally on corporate and business unit non-GAAP gross margin and has performance targets that we believe effectively align stockholder interests with non-GAAP gross margin objectives.

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The Committee does not follow a precise formula in allocating compensation among the elements described in the above table, but generally believes that the more senior the executive the greater the extent to which the executive’s total compensation should be allocated to incentive bonus opportunity (which is entirely variable depending on individual and corporate performance) and equity target values, relative to base salary. Long-term incentives constitute the majority of total executive compensation because they link compensation to Atmel’s stock price performance and the long-term interests of Atmel stockholders. In recent years we have provided long-term incentives through grants of annual RSU awards (which generally vest over four years and are, therefore, inherently subject to significant variability), and grants of performance-based RSU awards (which are credited only upon achievement of specific performance objectives and, if credited, generally vest over multiple years).

The Company also supplements its primary compensation program by providing: (1) deferred compensation benefits; (2) retirement benefits provided under a 401(k) plan or as typically provided in the country where our executive officers reside; and (3) generally available benefit programs, such as life insurance, health care benefits and participation in our employee stock purchase plan. The Committee considers these to be secondary elements of Atmel’s compensation program because they typically comprise a small percentage of the total compensation of our executive officers, are generally set at levels such that they would not constitute a strong factor in rewarding financial or operational performance, and are not as heavily emphasized in attracting and retaining our executive officers.

In addition, Atmel provides its executive officers with certain severance and other payments following a termination of employment, including in connection with a change of control.

The Committee reviews the primary elements of our executive compensation program on an annual basis and reviews the other elements from time to time to ensure that compensation levels are consistent with both individual and Company performance and remain competitive. In early 2013, the Board approved our annual operating plan, which reflected our expectations for Company performance, based on information available at the end of 2012 and the beginning of 2013.

Base Salary

The following table sets forth the base salaries for our NEOs in 2013 and 2012:

Name and Title	Base Salary for 2013 ($)	Base Salary for 2012 ($)	Percentage Increase
Steven Laub	755,000	755,000	0%
President and Chief Executive Officer
Steve Skaggs*	442,000	335,453	32%
Senior Vice President and Chief Financial Officer
Robert Valiton*	381,000	370,000	3%
Senior Vice President, General Manager
Scott Wornow*	392,000	385,000	2%
Senior Vice President and Chief Legal Officer
Tsung-Ching Wu	509,200	509,200	0%
Executive Vice President, Office of the President

*	Mr. Skaggs was appointed as Atmel’s Senior Vice President and Chief Financial Officer in May 2013 and his 2013 base salary was increased in recognition of his promotion and additional responsibilities as Chief Financial Officer. Mr. Valiton’s 2013 base salary was increased to reflect market terms and competitive pay. Mr. Wornow’s 2013 base salary was increased to reflect market terms and competitive pay.

Annual Performance-based Incentive Bonuses

Atmel provides short-term incentive compensation through the use of annual, performance-based cash incentive bonus programs. These programs are intended to motivate our executive officers to achieve Committee-established corporate, business-level and individual performance objectives. Our annual cash incentive bonus programs are entirely performance-based, are not guaranteed and may vary materially from year-to-year. Payment of these bonuses depends on the achievement of corporate financial and individual performance goals.

Our Committee adopted the 2013 Atmel Executive Incentive Plan (the “Executive Incentive Plan”) after extensive consultations and review with its independent compensation consultant, Compensia. The Executive Incentive Plan was a performance-based cash incentive program designed to motivate participants to achieve Atmel’s financial and other performance objectives, and to reward them for their achievements. All of Atmel’s executive officers were eligible to participate in the Executive Incentive Plan. The Committee established goals for revenue, non-GAAP operating margin and

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other strategic matters that were reflected in the Executive Incentive Plan. In approving our Executive Incentive Plan, the Committee also reviewed and approved detailed management objectives for each of our NEOs and for other senior members of Atmel’s management.

Target awards for participants could range from 40% to 160% of base salary, reflecting the Committee’s intention to weight a greater percentage of total target annual cash compensation for more senior executives in the form of performance-based pay. Actual amounts paid could range from zero to 200% of an individual’s incentive target, depending upon the level of achievement of the various pre-established performance goals, including each participant’s performance against their own personal management objectives. No bonuses were payable if the Company did not achieve an annual non-GAAP operating profit.

The performance goals established by the Committee under the Executive Incentive Plan were tied to achievement of: (1) Company performance objectives related to revenue and non-GAAP operating profit during two semi-annual performance periods (January 1, 2013 to June 30, 2013 and July 1, 2013 to December 31, 2013); (2) individual management performance objectives approved by the Committee in fiscal 2013; and (3) for some participants, business unit objectives tied to a particular business unit’s semi-annual revenue and non-GAAP operating profit, or sales revenue objectives tied to quarterly corporate sales revenue. These performance criteria were weighted as follows:

Executive	Performance Goals	Review Period
CEO and Corporate Executives	75% Corporate Financial Objectives • Revenue (37.5%) • Non-GAAP Operating Profit % (37.5%)	Semi-annual review
	25% Individual Management Performance Objectives*	Annual review

Business Unit Executives	25% Corporate Financial Objectives • Revenue (12.5%) • Non-GAAP Operating Profit % (12.5%)	Semi-annual review
	50% Business Unit Financial Objectives** • Business Unit Revenue (25%) • Business Unit Operating Profit % (25%)	Semi-annual review
	25% Individual Management Performance Objectives*	Annual review

Sales Executives	75% Corporate Sales Revenue	Quarterly review
	25% Individual Management Performance Objectives*	Annual review

*	Individual performance objectives included strategic, profitability, operational, human resources and teamwork-oriented objectives (except for our CEO, for whom the objectives included investor objectives rather than teamwork-oriented objectives).

**	No bonuses were payable if the business unit did not achieve an annual non-GAAP operating profit.

For measurement purposes, operating results were adjusted from GAAP results to exclude the effect of stock-based compensation expense, restructuring and impairment charges, acquisition and divestiture-related expenses, certain legal, accounting and related expenses, and other items approved by the Committee with the intent of helping to assess Atmel’s operating results in a manner that focused on the performance of the Company’s ongoing operations.

The Committee set minimum, target and maximum objective payouts for revenue, operating profit percentage and individual performance under the Executive Incentive Plan as follows:

Performance Component	Payout (1)
Revenue	• Minimum = 75% of target payout • Target = 100% of target payout • Maximum = 200% of target payout

Non-GAAP Operating Profit %	• Minimum = 75% of target payout • Target = 100% of target payout • Maximum = 200% of target payout

Individual Performance	• Minimum = 0% of target payout • Target = 100% of target payout • Maximum = 300% of target payout

(1)	Total payout under the Executive Incentive Plan could not exceed 200% of target.

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The Committee measured achievement of each such factor independently, and executives were required to meet a threshold for each factor in order to receive any credit for that factor. Awards under the Executive Incentive Plan were generally scaled in a linear fashion, once the minimum objective was achieved, although the Committee retained discretion to modify the bonus that would otherwise be payable based on actual performance.

For the first six months of 2013 (running from January 1, 2013 to June 30, 2013), the Committee set the Company’s target revenue objective at $680.8 million, before adjustments, and its non-GAAP operating profit percentage objective at 5.5%, before adjustments. For the second six months of 2013 (running from July 1, 2013 to December 31, 2013), the Committee set the Company’s target revenue objective at $769.3 million, before adjustments, and its non-GAAP operating profit percentage objective at 14.8%, before adjustments. In both performance periods, revenue and non-GAAP operating profit percentage objectives were adjusted, based on actual results, to exclude the effect of stock-based compensation expense, restructuring and impairment charges, acquisition and divestiture-related expenses, certain legal, accounting and related expenses, and other items approved by the Committee. The Committee set Atmel’s business unit financial goals at levels the Committee deemed necessary to achieve Atmel’s company-wide financial performance goals, and required a similar degree of achievement as Atmel’s company-wide criteria. Because we do not provide business-unit-level guidance, we are not disclosing these competitively sensitive goals.

Performance against the revenue and non-GAAP operating profit percentage targets for the semi-annual periods covered by our Executive Incentive Plan, determined in accordance with the factors discussed above, is set forth below. A full discussion of our financial results can be found in our 2013 Annual Report on Form 10-K filed with the SEC on February 28, 2014.

Semi-Annual Performance Period	Percentage Achievement of Target Revenue	Percentage Achievement of Target non-GAAP Operating Profit
January 1, 2013 to June 30, 2013	99.1%	113.8%
July 1, 2013 to December 31, 2013	92.0%	79.3%

Following a review of the performance factors, and weighting achievement of applicable corporate and individual criteria, the Committee made the following cash incentive awards to our NEOs under the Executive Incentive Plan:

Name	Fiscal 2013 Target Executive Incentive as % of Base Salary	Fiscal 2013 Target (Potential) Executive Incentive ($)	Fiscal 2013 Actual Executive Incentive Payout ($)
Steven Laub	160%	1,208,000	1,000,224
Steve Skaggs	90%	397,800	440,168
Robert Valiton	80%	304,800	345,343
Scott Wornow	75%	294,000	321,638
Tsung-Ching Wu	85%	432,820	446,456

Long-Term Equity Incentives

Atmel provides long-term incentive compensation through RSU awards, including performance-based RSUs with specific performance objectives and time-based restrictions, and time-based RSUs. Atmel’s equity compensation program is intended to align the interests of our NEOs, and other management, with those of our stockholders by creating an incentive for our employees to create and maintain long-term stockholder value and to attract, retain and motivate highly-talented executives. The Committee views all equity awards, whether the awards have specific performance or time-based requirements attached, or a combination thereof, as inherently variable since the grant date value of those awards may not necessarily be indicative of their value when, and if, the shares underlying those awards are ever released or sold.

Our Committee regularly monitors the environment in which Atmel operates and makes changes to our equity compensation program to help us meet our compensation objectives, including achieving long-term stockholder value. In recent years, the Committee relied primarily on annual RSU grants, with four-year vesting schedules, and periodic grants of performance-based RSUs, with three-year performance periods. As a result, the Committee had generally granted performance-based RSUs once every three years, creating significant “spikes” every several years in the RSU grant date values reported as part of NEO compensation (which last occurred in 2011 when grants under the 2011 Plan were reported).

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During 2013, the Committee undertook a year-long review and evaluation of the Company’s performance-based compensation programs. Based on that review, the Committee believed that the historical three-year performance plans that the Company had generally used in prior years, and which generally resulted in large performance-based equity grants to participants in the year of adoption, but no further performance-based equity grants to those same participants for several years, were highly complex to structure and implement, were not the most effective method for addressing unforeseeable future macroeconomic or industry changes or other material events that might affect the Company’s performance, including acquisitions, dispositions, unexpected material investment decisions or similar matters, and were not necessarily indicative of evolving market trends and practices. Based on those considerations, including discussions with Compensia, and our engagement with the Company’s stockholders, the Committee designed, developed and adopted the 2014 Plan. For more information about our stockholder outreach, see “Consideration of 2013 Say-on-Pay Advisory Vote and Stockholder Engagement” below.

Awards Realized Under Our 2011 Plan – Forfeiture of RSUs

The performance period under our 2011 Plan ended in December 2013. Awards were credited under the 2011 Plan based on performance over three, one-year performance periods (2011, 2012 and 2013) and a three-year cumulative performance period (from 2011 to 2013, inclusive). Performance under the 2011 Plan was linked to Atmel’s relative revenue growth compared to a semiconductor peer group, and Atmel’s microcontroller revenue growth compared to a microcontroller company peer group, with actual awards based on whichever result was greater. In order for any shares to be credited under the 2011 Plan in respect of any one-year performance period (2011, 2012 and 2013) or the three-year cumulative performance period (from 2011-2013, inclusive), Atmel also needed to achieve a specified minimum pro forma operating margin for such performance period. Based on the Committee’s review of the 2011 Plan, and the applicable performance metrics, the Committee determined that eligible participants in the 2011 Plan were entitled to receive only 33.3% of their “target” (or 16.7% of their “maximum”) awards under the 2011 Plan (the maximum number of shares that may be awarded under our performance plans are reserved at the time of grant for accounting and other purposes even though that maximum number of shares may not ultimately be realized by any participants, as was the case with our 2011 Plan). Our NEOs forfeited over 1.0 million of the shares they were granted under the 2011 Plan (or 83.3% of the shares reserved for them, excluding shares earlier forfeited by Mr. Cumming).

The table below sets forth the actual number of performance-based RSUs realized by our NEOs under our 2011 Plan. Awards under the 2011 Plan were granted in 2011 (prior to 2011, the Company had last granted performance-based RSUs in 2008):

Executive	Grant Date	Target Payout (Based on Market Value on Date of Grant) ($)(1)	Performance Period	Actual Payout (Based on Market Value at December 31, 2013) ($)(2)	Number of Shares Forfeited (3)
Steven Laub	2011	5,600,000	3 years	1,044,005	666,666
Steve Skaggs	2011	560,000	3 years	104,405	66,666
Robert Valiton	2011	875,000	3 years	163,130	104,166
Scott Wornow	2011	630,000	3 years	117,450	75,000
Tsung-Ching Wu	2011	980,000	3 years	182,705	116,666

(1)	The target payout value was based on the closing price of our common stock on the NASDAQ Global Select Market of $14.00 per share on the date of grant, May 23, 2011.
(2)	The actual payout value is based on the closing price of our common stock on the NASDAQ Global Select Market of $7.83 per share on December 31, 2013, and reflects achievement at 33.3% of the “target” level (or 16.7% of their “maximum” level) under the 2011 Plan for the three year performance period (January 1, 2011 through December 31, 2013).
(3)	Reflects the actual number of shares forfeited by our executives under the 2011 Plan.

Our New 2014 Plan

Our 2014 Plan was adopted after an extensive review by the Committee of market data and information regarding performance-based incentive plans, discussions with Compensia, the Committee’s independent compensation consultants, consideration of the views of stockholders with whom our management engaged, and further evaluation by our Committee of the Company’s strategic business plans and long-term compensation objectives.

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General Terms. The 2014 Plan provides for the grant of performance-based RSUs to Company participants. Performance metrics for the 2014 Plan are based principally on corporate-level and business unit non-GAAP gross margin metrics, calculated at the end of each 2014 calendar quarter. Performance metrics generally may be achieved at the end of any 2014 calendar quarter and the performance-based shares underlying those performance metrics may be credited to participants once the underlying performance metric has been achieved, subject to a potential adjustment at the end of the performance period as described below. Performance metrics and awards are not cumulative or duplicative (the final award will be based, subject to adjustment, on the highest non-GAAP gross margin achieved during the performance period). Vesting of performance-based RSUs under the 2014 Plan is expected to commence, assuming achievement of the underlying performance metrics, in the first calendar quarter of 2015. Target awards under the 2014 Plan were, as a result of the design of the 2014 Plan, materially less than target awards granted under the 2011 Plan.

Performance Metrics. The 2014 Plan establishes performance metrics for the Company and each business unit based on non-GAAP gross margin calculated at the end of each 2014 calendar quarter (other than the Company’s XSense business unit for which the performance metric will be based on 2014 cumulative calendar year revenue, as the Committee determined that a revenue-based performance metric was more appropriate for an early stage technology business such as XSense). For the Company’s CEO, and other corporate-level participants that do not manage a specific business unit, performance-based awards will be credited based entirely on the achievement of corporate-level, consolidated, non-GAAP gross margin metrics. For business unit participants, 25% of their performance-based awards will be credited based on the achievement of corporate-level, consolidated non-GAAP gross margin metrics and 75% of their performance-based awards will be credited based on the achievement of business-unit specific non-GAAP gross margin metrics. An additional multiplier may be applied to the Company’s Touch business unit participants based on market share gains.

On a consolidated basis at the corporate level, the Committee has established:

•	a “threshold” non-GAAP gross margin metric of 46%, which, if achieved at the end of any 2014 calendar quarter (without cumulation or duplication from any prior calendar quarter), will result, subject to the qualifications discussed below, in a participant being credited with 25% of the performance-based shares awarded to that participant;

•	a “target” non-GAAP gross margin metric of 49%, which, if achieved at the end of any 2014 calendar quarter (without cumulation or duplication from any prior calendar quarter), will result, subject to the qualifications discussed below, in a participant being credited with 100% of the performance-based shares awarded to that participant; and

•	a “maximum” non-GAAP gross margin metric of 54%, which, if achieved at the end of any 2014 calendar quarter (without cumulation or duplication from any prior calendar quarter), will result, subject to the qualifications discussed below, in a participant being credited with 300% of the performance-based shares awarded to that participant.

For business unit participants (other than XSense as noted), the Committee has established: “threshold” non-GAAP gross margin percentages generally ranging from the high 30s to the high 60s; “target” non-GAAP gross margin percentages generally ranging from the low 40s to the low 70s; and “maximum” non-GAAP gross margin percentages generally ranging from the high 40s to the high 70s. For the XSense business unit, the Committee established revenue, rather than gross margin, targets.

Non-GAAP gross margin metrics will be measured at the end of each calendar quarter during 2014. Performance metrics and awards are not cumulative or duplicative (the final award will be based, subject to adjustment, on the highest non-GAAP gross margin achieved during the performance period). Performance-based shares may be credited to participants at the end of any calendar quarter if a non-GAAP gross margin performance metric has been achieved at that quarter end. Additional performance-based shares may be credited for performance that falls between “threshold” and “target” or “target” and “maximum” metrics.

Vesting. Performance-based shares that have been credited are expected to vest, subject to the continued employment of the participant, as follows:

•	one-third in the first quarter of 2015;

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•	one-third, on a quarterly basis, commencing in the first quarter of 2015 and ending by December 31, 2015; and

•	one-third, on a quarterly basis, commencing in the first quarter of 2016 and ending by December 31, 2016.

For example, if the Company achieves a corporate-level non-GAAP gross margin of 46% in the third quarter of 2014, 25% of a non-business unit participant’s target performance-based awards will be credited, with 1/3 of the credited award expected to vest in the first quarter of 2015, 1/3 of the credited award expected to vest quarterly from the first quarter of 2015 through the fourth quarter of 2015, and the remaining 1/3 of the credited award expected to vest quarterly from the first quarter of 2016 through the fourth quarter of 2016. By contrast, if the Company instead achieves a corporate-level non-GAAP gross margin of 50% in the third quarter of 2014, 133% of the non-business unit participant’s target performance-based awards will be credited, with 1/3 of the credited award expected to vest in the first quarter of 2015, 1/3 of the credited award expected to vest quarterly from the first quarter of 2015 through the fourth quarter of 2015, and the remaining 1/3 of the credited award expected to vest quarterly from the first quarter of 2016 through the fourth quarter of 2016. Performance metrics and awards are not cumulative or duplicative (the final award will be based, subject to adjustment, on the highest non-GAAP gross margin achieved during the performance period). In the event that a performance metric is achieved and the applicable non-GAAP gross margin performance metric, in the next succeeding 2014 calendar quarter, falls more than two (2%) percent below the previously achieved performance metric, the number of performance-based shares credited to a participant will be adjusted, based on average performance over the affected quarterly periods, to reflect that reduced performance.

For participants who are included within the 2014 Plan at any time after January 1, 2014, awards will be pro-rated to reflect the actual time a participant has been an employee of, or a service provider to, the Company.

Change of Control, Death and Qualified Disability. For participants that are subject to change of control protections under their respective employment agreements, the Company’s Change of Control and Severance

Plan or as otherwise determined by the Committee, in the event of any Change of Control, performance-based shares credited for calendar quarters ending prior to the Change of Control or for which it was reasonably likely that the performance criteria (at threshold, target or maximum levels) would have been satisfied on or prior to the last day of the calendar quarter ending immediately after the Change of Control occurs, based on the reasonable determination of the Committee, will vest and be released to the participant within 30 days of the Change of Control, and any other performance-based shares for quarters ending after the Change of Control that have not been credited as of the Change of Control will be converted to time based shares, vesting quarterly, commencing with the first business day on the first calendar month immediately following the date of the Change of Control, until vesting fully by December 31, 2016.

For participants that are entitled to death or qualified disability benefits under their respective employment agreements, the Company’s Change of Control and Severance Plan, or as otherwise determined by the Committee, in the event of a participant’s death or qualified disability, performance-based shares credited for calendar quarters ending prior to a participant’s death or qualified disability or for which it was reasonably likely that the performance criteria (at threshold, target or maximum levels) would have been satisfied on or prior to the last day of the calendar quarter ending immediately after the participant’s death or qualified disability, based on the reasonable determination of the Committee, will vest and be released to the participant (or the participant’s estate) within 30 days of the last day of the referenced calendar quarter. Any performance-based shares that do not vest upon death or qualified disability in accordance with the preceding sentence will be forfeited.

Annual RSUs

In addition to periodic grants of performance-based RSUs, our Committee awards RSUs with time-based restrictions to our NEOs. Annual RSU awards are variable in that their value to the recipient may change over time and the grant-date value of such awards may not be indicative of their value when released or sold. For 2013, RSU awards were made in August 2013 (resulting in a grant date value for these awards that is different from the grant date value of the performance-based RSU awards made in December 2013). These awards vest quarterly over four years, subject generally to continued employment. In determining the number of RSUs to be granted to each of our NEOs, the Committee evaluated the total compensation potential for each executive, which consists of base salary, variable-incentive opportunity, and the assumed value of equity compensation based on market prices of Atmel’s common stock at the time of grant (which may be materially different from the value of those grants on the date they vest or are actually sold by the recipients). The grant date fair value of the annual RSU awards to each of our NEOs in each of the past two years is set forth in the table below:

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Name	2013 Annual RSU Award ($)(1)	2012 Annual RSU Award ($)(1)
Steven Laub	3,429,049	4,832,190
Steve Skaggs (2)	781,327	704,484
Robert Valiton	878,996	930,798
Scott Wornow	839,929	779,922
Tsung-Ching Wu	488,333	1,157,706

(1)	Amounts shown do not reflect compensation actually received. Instead the dollar value of these awards is the aggregate grant date fair value computed in accordance with FASB ASC 718, excluding any estimate of future forfeitures related to service-based vesting conditions.
(2)	The table also does not include a one-time grant of 250,000 RSUs to Mr. Skaggs upon his appointment as Atmel’s Senior Vice President and Chief Financial Officer in May 2013 in recognition of his promotion and additional responsibilities as Chief Financial Officer. The grant date fair value of these promotion RSUs, calculated in accordance with FASB ASC 718, is $1,877,500.

Consideration of 2013 Say on Pay Advisory Vote and Stockholder Engagement

The Committee also considers the annual “Say on Pay” advisory vote on executive compensation and seeks to engage with significant stockholders regarding corporate governance matters. At the 2013 Annual Meeting of Stockholders, approximately 89.7% percent of votes were cast in favor of our executive compensation.

Following our 2013 Annual Meeting of Stockholders, we engaged with stockholders representing, at various times, nearly one-half of our outstanding shares. As part of this process, we requested our stockholders’ views on, and engaged in discussions with those stockholders about, the following matters:

•	Performance-based Incentive Plans. The design, structure, framework and metrics of long-term performance-based incentive plans with which they were familiar, the sectors within which those plans applied, and the types of plans they believed most favorably aligned management and stockholder interests;

•	Claw-backs. The desirability, purpose and importance of claw-back policies and the general terms of those policies with which they were familiar;

•	Equity Guidelines. The desirability, purpose and importance of equity guidelines for our CEO and other members of management and the parameters of those guidelines with which they were familiar; and

•	Corporate Governance. Other corporate governance matters that they believed were relevant to Atmel, or were likely to become significant in the marketplace in the future, including, for example, board and committee tenure limits, board and committee rotation policies, and exclusive forum bylaws that designate the court(s) in which corporate-governance-related litigation must proceed.

Based in part on discussions throughout 2013 with our independent compensation consultants, Compensia, taking into account market trends and practices reviewed by our Committee, and considering our 2013 stockholder advisory vote and the discussions described above with some of our significant stockholders, our Board determined to adopt, for 2014, the Equity Ownership Guidelines and the “Claw-back” policy described above under “Newly Adopted Corporate Governance Enhancements,” and our new 2014 Plan, which focuses principally on corporate-level and business unit non-GAAP gross margin metrics.

The Committee will continue to consider the results of future Say on Pay proposals and seek further investor feedback as it monitors the design and effectiveness of all executive compensation programs.

Committee Evaluation of Company Performance and Executive Compensation Programs

The Committee continually evaluates Atmel’s performance, both relative and absolute, within the semiconductor industry and the microcontroller sector within which Atmel generates a majority of its revenues. In addition to those absolute and relative assessments, the Committee also considers global economic conditions and their effect on corporate

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performance, with the objective of also seeking to evaluate performance metrics that are more within the control of Company management.

The Committee evaluates the Company’s use of equity-linked compensation plans, including the Company’s performance-based compensation programs, and the balance between short-term and long-term pay. The Committee expects to review the efficacy of the 2014 Plan through the course of 2014 and into early 2015. Through that exercise, the Committee will seek to evaluate the alignment that the design and structure of the 2014 Plan achieves with corporate performance and stockholder interests and consider any adjustments necessary to better achieve these objectives.

Compensation Consultants

The Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In addition, the Committee is free to replace its compensation advisors or retain additional advisors at any time.

Since 2006, the Committee has engaged Compensia as its advisor to provide analysis, advice and guidance on executive compensation. Compensia reports to the Committee and receives its instructions from the Committee. The Committee has sole discretion to terminate Compensia and to determine its fees. Since 2008, Compensia has also advised Atmel’s Corporate Governance and Nominating Committee with respect to the compensation of Atmel’s Board of Directors.

Compensia is an independent compensation advisor, with special expertise and extensive experience in the technology sector, and has no business other than advising boards and management teams on executive compensation issues. The Committee considered those factors in selecting Compensia.

In 2013, Compensia worked in collaboration with Atmel’s management at the Committee’s direction to review management’s recommendations to the Committee and to provide information and guidance to management on the Committee’s behalf. As the Committee’s consultant, Compensia made recommendations directly to the Committee and attended portions of the Committee’s executive sessions without the involvement of management, as required by the Committee, and in order to support the Committee’s independent decision-making. Compensia performed the following services related to executive compensation at the request of the Committee in 2013:

•	A review of the competitive assessment of Atmel’s senior executive compensation program performed by Radford, a business unit of Aon Hewitt (“Radford”);

•	A review of Atmel’s short-term and long-term incentive plans, including the balance between short-term and long-term compensation and the relative percentages of performance and variable-based compensation, and of competitive incentive plan practices; and

•	A review of the Committee’s processes and effectiveness.

Compensia did not provide any services to Atmel, other than the services described above, during 2013. For services in 2013, we paid Compensia approximately $63,000.

In addition, management has engaged Radford to provide compensation data, information regarding market practices, additional support to Atmel’s compensation planning process, and a competitive assessment of Atmel’s senior executive compensation program. Radford attended portions of certain Committee meetings during 2013 at the request of the Committee and assisted management in collecting and providing information to the Committee.

Other Benefit Programs

Severance/Change of Control Benefits

Atmel has a Senior Executive Change of Control and Severance Plan under which Atmel provides its senior executive officers with certain severance and other payments following a termination of employment, including in connection with a change of control. Our CEO’s employment agreement provides him with similar benefits. Atmel does not provide for tax gross-ups on any payments made under the Change of Control and Severance Plan or under our CEO’s employment agreement. The payments that may be made pursuant to the Change of Control and Severance Plan are described further below under the section entitled “Potential Payments Upon Termination or Change of Control.”

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Retirement Plans, Executive Perquisites and Generally Available Benefit Programs

Atmel maintains a tax-qualified 401(k) Tax Deferred Savings Plan (the “401(k) Plan”), which provides for broad-based employee participation. In addition, Atmel maintains the Atmel Executive Deferred Compensation Plan (the “EDCP”), which is a non-qualified U.S. deferred compensation plan offered to higher-level U.S. employees in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) Plan. Participants are credited with deemed investment returns based on the allocation of their account balances among a range of mutual funds available for the deemed investment of amounts credited under the EDCP. Participants remain general creditors of Atmel. Atmel offers the EDCP as a competitive practice to enable it to attract and retain top talent. The EDCP is evaluated for competitiveness in the marketplace from time-to-time, but the level of benefit provided by the EDCP is not typically taken into account in determining an executive’s overall compensation package for a particular year.

In 2013, executive officers were eligible to receive health care coverage that is generally available to other Atmel employees. In addition, Atmel offers a number of other benefits to the executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include the employee stock purchase plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent-care flexible spending accounts, business travel insurance, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits. Consistent with practice in the semiconductor industry, Atmel does not otherwise generally provide perquisites to its NEOs.

Other Aspects of our Executive Compensation Programs

Role of Compensation Committee

Atmel’s executive compensation program is overseen and administered by the Committee. The Committee currently consists of Messrs. Saltich (Chairman), Carinalli, Der Torossian, and Sugishita. Each of these individuals qualifies as (1) an “independent director” under the NASDAQ listing standards, (2) a “non-employee director” under Rule 16b-3 of the Exchange Act, and (3) an “outside director” under Code Section 162(m). The Committee reviews and approves our executive compensation objectives and programs; approves specific executive officer compensation decisions, such as salaries, target bonuses and actual bonuses; and administers our stock incentive plans. The Committee has the ultimate authority to make decisions with respect to the compensation of our NEOs, but may, if it chooses, delegate any of its responsibilities to a subcommittee. The Committee has not delegated any of its authority with respect to any material compensation component affecting executive officers of Atmel. The Committee held eight meetings during 2013. The Committee operates under a written charter, which it reviews annually, adopted by our Board. A copy of the charter is available at http://ir.atmel.com/governance.cfm.

Role of Executive Officers in Compensation Decisions

The Committee meets with Atmel’s CEO and/or other executives to obtain recommendations with respect to Company compensation programs, practices, and packages for executive officers and certain other employees. Management makes recommendations to the Committee on base salaries, target and actual bonuses, and equity compensation for the executive team and other employees; however, individual executive officers do not propose or seek approval for their own compensation. The Committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation. Compensia advises the Committee with respect to these executive compensation programs.

Our CEO attends portions of the Committee’s meetings, but the Committee also holds executive sessions not attended by any members of management or non-independent directors. The Committee discusses our CEO’s compensation package with him, but deliberates and makes decisions with respect to his compensation without him present and in consultation with its independent compensation consultant. The Board has delegated authority to our CEO to grant options and RSUs, within specified limits, to non-executive employees under specific circumstances, including prior review and approval from our Vice President of Human Resources (or a delegate), subsequent review from our Chief Legal Officer (or a delegate), and in certain circumstances subsequent approval from the Chairman of the Committee. Copies of approvals pursuant to this delegation of authority are periodically reviewed with the Committee.

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Role of Compensation Consultant

As described above under “Compensation Consultants,” the Committee engaged Compensia to advise it and assist it in connection with 2013 compensation decisions. Compensia offered the Committee advice with respect to salary, bonus and equity compensation of executive officers, performance-based plans (including the design and structure of the 2014 Plan), the compensation-related terms of senior employment arrangements, and general information related to market trends and developments affecting compensation practices. Our Committee also sought Compensia’s advice regarding the relationship between our CEO’s compensation and Atmel’s performance.

Our Peer Companies

In analyzing our 2013 executive compensation program, Compensia used data from a group of peer companies in the semiconductor industry (the “Core Peer Companies”) and a group of companies in the high-tech industry identified as high growth and high performing (the “Broad High-Tech Peer Companies”).

The Core Peer Companies were selected on the basis of their similarity to Atmel in size (as determined by revenue, market capitalization, net income, and number of employees), business strategy and industry. The Committee reviews the Core Peer Companies at least annually and makes adjustments to its composition, taking into account changes in both the Company’s business and the businesses of the Core Peer Companies. For 2013, the Committee removed Advanced Micro Devices, Inc. and Broadcom Corporation, and added Freescale Semiconductor, Ltd. As a result, our Core Peer Companies in 2013 were:

Core Peer Companies:

• Altera Corporation	• Marvell Technology Group Ltd.
• Analog Devices, Inc.	• Maxim Integrated Products, Inc.
• Cypress Semiconductor Corporation	• Microchip Technology Incorporated
• Fairchild Semiconductor International, Inc.	• NVIDIA Corporation
• Freescale Semiconductor, Ltd.	• ON Semiconductor Corporation
• Linear Technology Corporation	• Xilinx, Inc.
• LSI Corporation (LSI Logic)

The Broad High-Tech Peer Companies were selected, notwithstanding differences in financial and business models, on the basis that they offered reasonable comparisons for the Committee to further assess and evaluate Atmel’s performance and executive compensation program, and were also approved by the Committee. For 2013, the Committee removed Adobe Systems Incorporated, NetApp, Inc. and VMware, Inc. and added Polycom, Inc. and Trimble Navigation Limited. As a result, our Broad High-Tech Peer Companies in 2013 were:

Broad High-Tech Peer Companies:

• Juniper Networks, Inc.	• Salesforce.com, Inc.
• Nuance Communications, Inc.	• Trimble Navigation Limited
• Polycom, Inc.

The companies included in these groups may change from year-to-year depending on various factors, including the acquisition of a referenced company or the identification of other companies that offer more valuable comparative information.

To analyze the compensation practices of the Core Peer Companies and the Broad High-Tech Peer Companies, the Committee’s independent compensation consultant, Compensia, reviewed data that Radford gathered from publicly-available information. Neither the Committee nor Compensia was obligated to accept, or limited to, the information gathered by Radford. The Committee and Compensia reviewed and considered that information and determined that it was appropriate for purposes of evaluating and assessing compensation decisions for the Company. The Core Peer Company and Broad High-Tech Peer Company data was used as a reference point to assess Atmel’s current compensation levels by the Committee in the course of its deliberations on compensation design and amounts.

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Equity Ownership Guidelines and Certain Trading Restrictions

Pursuant to our Corporate Governance Principles, equity ownership for our directors and executive officers is encouraged. For 2014, as more fully described under “Consideration of 2013 Say on Pay Advisory Vote and Stockholder Engagement” above, our Board has adopted equity guidelines for our senior officers mandating prescribed levels of equity ownership. In addition, as described under “Compensation of Directors – Standard Director Compensation Arrangements,” in 2011, our Board previously enacted mandatory equity ownership guidelines for directors. In addition, our executive officers and certain other individuals subject to our Insider Trading Policy are prohibited from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative transactions with respect to Atmel’s securities. This prohibition extends to hedging or similar transactions designed to decrease the risks associated with holding Atmel securities. Our Insider Trading Policy also includes a prohibition on pledging Atmel securities as collateral for loans.

Equity Grant Practices

Equity-based incentives are granted to our executive officers under Atmel’s stockholder-approved 2005 Stock Plan. Pursuant to Atmel’s equity compensation granting policy, grants to executive officers are approved either during scheduled meetings or by unanimous written consent of the Committee effective, in the case of a written consent, upon the date the last signature of a member of the Committee is obtained. RSUs generally commence vesting on the 15th day of the middle month of the calendar quarter in which the Committee approval occurs. Options are granted on the 15th day of the month on or after the approval date, or the next trading day if the market is not open on the 15th day of the month (for example, stock options approved between October 16 and November 15 would be granted on November 15). All options have a per-share exercise price equal to the closing price of Atmel’s common stock on the grant date.

Accounting and Tax Considerations

Atmel has considered the potential impacts of the excise taxes under Sections 280G and 409A of the Code and has not provided any executive officer or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to these Sections. Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests, and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change of control of Atmel that exceeds certain limits, and that Atmel or its successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A. To assist in the avoidance of additional tax under Section 409A, Atmel structured the EDCP and structures its equity awards and other compensation programs in a manner intended to comply with the applicable Section 409A requirements.

In determining which elements of compensation are to be paid, and how they are weighted, Atmel also takes into account whether a particular form of compensation will be considered “performance-based” compensation for purposes of Section 162(m) of the Code. Under Section 162(m), Atmel generally receives a federal income tax deduction for compensation paid to any of its NEOs only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns. To the extent that aspects of a performance-based compensation plan are adjusted in the discretion of the Committee, the exercise of that form of discretion, notwithstanding that the exercise of such discretion is expressly permitted by the terms of a plan, may result in that compensation not being deductible. The Committee has retained the discretion to implement the 2014 Plan and other compensation plans in a manner that the Committee believes most effectively achieves the objectives of Atmel’s compensation philosophies, as described above. If that discretion is exercised, it may result in the non-deductibility of executive compensation in excess of $1 million during any fiscal year.

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Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Atmel specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2013 required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors.

Jack L. Saltich (Chairman) Charles Carinalli Papken Der Torossian David Sugishita

Compensation Practices and Risk

The Committee has discussed the concept of risk as it relates to our compensation program, and the Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•	Our use of different types of compensation vehicles provides a balance of long and short-term incentives with fixed and variable components.

•	We grant equity based awards with time-based vesting and performance-based vesting, both of which encourage participants to look to long-term appreciation in equity values.

•	The metrics used to determine the amount of an executive’s bonus under the 2013 Executive Incentive Plan included Company-wide metrics, and for certain employees, business unit-wide metrics, which we believe promote long-term value. In addition, a participant’s overall bonus cannot exceed two times the target amount, no matter how much financial performance exceeds the metrics established at the beginning of the year.

•	The Committee retains discretion to modify or to eliminate incentive bonuses that would otherwise be payable based on actual financial performance under our recently adopted 2014 Executive Incentive Plan.

•	Our system of internal control over financial reporting, standards of business conduct, and whistleblower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our recently adopted 2014 Executive Incentive Plan.

•	Our Board adopted a “claw-back” policy in 2014.

•	Our Board adopted equity ownership guidelines for our senior officers in 2014 (Directors have been subject to equity ownership guidelines since 2011).

The Company’s management reviews the primary elements of our compensation program on an annual basis and reviews the other elements from time-to-time to ensure that compensation levels remain competitive.

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Summary Compensation Table

The following table presents information concerning the total compensation of (i) our principal executive officer, (ii) our current principal financial officer, (iii) our three most highly compensated executive officers, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of fiscal 2013, and (iv) one of our former executive officers who served as our principal financial officer for a portion of our last completed fiscal year (collectively, our “NEOs”).

Name/Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
Steven Laub	2013	755,000	-		5,174,095	(9)	-	1,000,224	24,388	6,953,707	(11)
President and Chief Executive Officer	2012	743,385	950	(8)	4,832,190		-	613,224	20,675	6,210,424
	2011	743,385	-		9,972,704	(10)	-	1,605,294	20,487	12,341,870	(12)
Steve Skaggs (5)	2013	418,366	-		2,956,953	(9)	-	440,168	99,387	3,914,874	(11)
Senior Vice President and Chief Financial Officer
Robert Valiton	2013	373,385			1,152,281	(9)	-	345,343	19,793	1,890,801	(11)
Senior Vice President, General Manager	2012	358,923	-		930,798		-	132,163	18,954	1,440,838
	2011	343,292	-		1,748,936	(10)	-	307,660	18,749	2,418,637	(12)
Scott Wornow (6)	2013	387,154	-		1,058,553	(9)	-	321,638	20,603	1,787,948	(11)
Senior Vice President, Chief Legal Officer	2012	378,077	-		779,922		-	225,986	19,720	1,403,706
Tsung-Ching Wu	2013	509,200	950	(8)	687,086	(9)	-	446,456	26,793	1,669,535	(11)
Executive Vice President, Office of the President	2012	509,200	950	(8)	1,157,706		-	203,484	25,307	1,896,647
	2011	509,200	200	(8)	2,072,672	(10)	-	526,059	25,012	3,133,143	(12)
Stephen Cumming (7)	2013	129,134	-		-		-	-	7,556	136,691
Former Vice President and Chief Financial Officer	2012	404,692	-		905,850		-	159,486	18,745	1,488,773
	2011	390,456	-		1,733,368	(10)	-	407,574	18,601	2,549,999	(12)

(1)	Stock awards consist of RSUs and also, in years 2011 and 2013, performance-based RSUs. Amounts shown in this column do not reflect compensation actually received by the NEO. Instead, the dollar value of the awards shown in this column is the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) ASC 718 for the years ended December 31, 2011, 2012 and 2013, excluding any estimate of future forfeitures related to service-based vesting conditions for RSUs. The assumptions used in the valuation of these awards are set forth in the Notes to Consolidated Financial Statements in our fiscal 2013 Annual Report on Form 10-K filed with the SEC on February 28, 2014.
(2)	The amounts under Non-Equity Incentive Plan Compensation reflect bonuses paid pursuant to the executive incentive plans adopted by the Committee on (i) May 10, 2013 (the “2013 Executive Incentive Plan”), (ii) March 27, 2012 (the “2012 Executive Incentive Plan”), and (iii) March 29, 2011, as amended on June 2, 2011 (the “2011 Executive Incentive Plan”). Amounts paid under the 2013 Executive Incentive Plan, 2012 Executive Incentive Plan and the 2011 Executive Incentive Plan were paid in cash in fiscal 2014, fiscal 2013 and fiscal 2012, respectively. For more information regarding the 2013 Executive Incentive Plan, see “Grants of Plan-Based Awards in 2013” below.
(3)	The value and components of perquisites and other personal benefits for each of the NEOs for fiscal 2013 are set forth below in the “All Other Compensation for Fiscal Year 2013” table.
(4)	Amounts shown in this column do not reflect compensation actually received by the NEO. Instead, the dollar value of the awards reflected as part of total compensation in this column is the aggregate grant date fair value computed in accordance with the FASB ASC 718 for the years ended December 31, 2011, 2012 and 2013, excluding any estimate of future forfeitures related to service-based vesting conditions for RSUs. See footnote (1).
(5)	In May 2013, Mr. Skaggs was promoted to the position of Senior Vice President and Chief Financial Officer and became an NEO of Atmel.
(6)	Mr. Wornow became an NEO of Atmel in 2012.
(7)	Mr. Cumming resigned in April 2013.
(8)	Represents a bonus paid in connection with a patent award.

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(9)	Stock award consists of grants of annual time-based RSUs granted in August 2013 and performance-based RSUs granted in December 2013 under our 2014 Plan. The grant date fair values for these awards are calculated in accordance with footnote (1). The grant date fair value for the performance-based RSUs assumes achievement at the target level under our 2014 Plan and a payout of the target number of shares. Assuming achievement at the maximum level under the 2014 Plan and payout of the maximum number of shares, the maximum stock award grant date fair values would be as follows: Mr. Laub $8,664,194; Mr. Skaggs $3,553,211; Mr. Valiton $1,698,850; Mr. Wornow $1,495,810; and Mr. Wu $1,084,592. These amounts do not necessarily correspond to the actual value that will be recognized by the NEOs, if any.

(10)	Stock award consists of grants of annual time-based RSUs and performance-based RSUs granted under our 2011 Plan. The grant date fair values for these awards are calculated in accordance with footnote (1). Although the performance period under our 2011 Plan ended on December 31, 2013 and our NEOs were awarded only 33.3% of the “target” level (or 16.7% of their “maximum” level) of shares under the 2011 Plan, for the purposes of this table, the grant date fair value for the performance-based RSUs assumes achievement at the target level under our 2011 Plan and a payout of the target number of shares.
(11)	Total compensation for 2013 includes annual time-based RSUs granted in August 2013 and performance-based RSUs granted in December 2013 under our 2014 Plan. The grant date fair values for these RSU awards are calculated in accordance with footnote (1). The grant date fair value for the performance-based RSUs assumes achievement at the target level under the 2014 Plan and a payout of the target number of shares. Assuming achievement at the maximum level under the 2014 Plan and payout of the maximum number of shares, the maximum total compensation would be as follows: Mr. Laub $10,443,806; Mr. Skaggs $4,511,133; Mr. Valiton $2,437,370; Mr. Wornow $2,225,205; and Mr. Wu $2,067,041. These amounts do not necessarily correspond to the actual value recognized by the NEOs, if any.
(12)	Total compensation for 2011 includes annual time-based RSUs and performance-based RSUs granted under our 2011 Plan. The grant date fair values for these awards are calculated in accordance with footnote (1). Although the performance period under our 2011 Plan ended on December 31, 2013 and our NEOs were actually awarded only 33.3% of the “target” level (or 16.7% of their “maximum” level) of shares under the 2011 Plan, for the purposes of this table, the grant date fair value for the performance-based RSUs presents assumed achievement at the target level under the 2011 Plan and an assumed (not actual) payout of the target number of shares.

All Other Compensation for Fiscal Year 2013

Name	Health Insurance ($)	Life Insurance ($)	Short Term Disability Insurance ($)	Long Term Disability Insurance ($)	Company Match 401(k) Contribution ($)	Other ($)(1)		Total ($)
Steven Laub	13,978	1,020	151	337	4,000	4,902		24,388
Steve Skaggs	13,978	847	151	337	4,000	80,074	(3)	99,387
Robert Valiton	13,287	762	151	337	4,000	1,254		19,793
Scott Wornow	13,327	790	151	337	4,000	1,998		20,603
Tsung-Ching Wu	13,761	1,020	151	337	4,000	7,524		26,793
Stephen Cumming (2)	3,332	209	38	104	3,874	0		7,556

(1)	Premium for excess group term life insurance.
(2)	Mr. Cumming resigned in April 2013.
(3)	Includes reimbursement for commuting costs.

For a description of the actions taken by the Committee with respect to the salary of our NEOs for fiscal 2013, please see “Compensation Discussion and Analysis – Base Salary.”

For a description of our process for determining the payment of non-equity, variable incentive compensation to our executive officers, please see “Compensation Discussion and Analysis – Annual, Performance-based Incentive Bonuses.”

For a description of our practices with respect to perquisites and personal benefits provided to our executive officers, please see “Compensation Discussion and Analysis – Other Benefit Programs – Retirement Plans, Executive Perquisites and Generally Available Benefit Programs.”

From time to time, we enter into agreements with our executive officers. For a description of the material terms of employment agreements and severance and change of control arrangements with our NEOs, please see “Potential Payments Upon Termination or Change of Control.”

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Grants of Plan-Based Awards in 2013

The following table presents information concerning each grant of an award made to an NEO in 2013 under any plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Steven Laub	-	0	1,208,000	2,416,000	-	-	-	-	-
	8/23/2013	-	-	-	-	-	-	457,817	3,429,049
	12/17/2013	-	-	-	0	238,069	714,208	-	1,745,046	(6)
Steve Skaggs	-	0	397,800	795,600	-	-	-	-	-
	5/21/2013	-	-	-	-	-	-	250,000	1,877,500
	8/23/2013	-	-	-	-	-	-	104,316	781,327
	12/17/2013	-	-	-	0	40,672	122,017	-	298,126	(6)
Robert Valiton	-	0	304,800	609,600	-	-	-	-	-
	8/23/2013	-	-	-	-	-	-	117,356	878,996
	12/17/2013	-	-	-	0	37,283	111,849	-	273,284	(6)
Scott Wornow	-	0	294,000	588,000	-	-	-	-	-
	8/23/2013	-	-	-	-	-	-	112,140	839,929
	12/17/2013	-	-	-	0	29,826	89,479	-	218,625	(6)
Tsung-Ching Wu	-	0	432,820	865,640	-	-	-	-	-
	8/23/2013	-	-	-	-	-	-	65,198	488,333
	12/17/2013	-	-	-	0	27,115	81,345	-	198,753	(6)
Stephen Cumming (5)	-	-	-	-	-	-	-	-	-

(1)	Reflects the minimum, target and maximum payment amounts established for our NEOs under our 2013 Executive Incentive Plan. Payments under the 2013 Executive Incentive Plan depended upon achievement of performance metrics described in further detail in the “Compensation Discussion and Analysis — Annual Performance-based Incentive Bonuses” section above. The amounts achievable under the 2013 Executive Incentive Plan could range from zero (if the minimum level for financial performance and individual goals are not achieved) to a cap of 200% of the NEO’s individual bonus target. The actual payout was determined by the Committee by multiplying (a) the percentage completion of the executive’s goals by (b) the sum of the amounts calculated by applying the performance multipliers to the performance objectives. The Committee determined the actual amounts payable to our NEOs under the 2013 Executive Incentive Plan in March 2014 and these amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” For each NEO, these amounts were paid as a cash bonus during 2014, as follows:

Fiscal 2013 Bonus Awards ($)
Steven Laub	1,000,224
Steve Skaggs	440,168
Robert Valiton	345,343
Scott Wornow	321,638
Tsung-Ching Wu	446,456
Stephen Cumming (5)	0

(2)	Reflects the minimum, target and maximum share amounts that NEOs may receive under the 2014 Plan, depending on performance against the metrics described in further detail above in “Compensation Discussion and Analysis — Long-Term Equity Incentives — Our New 2014 Plan.” Performance-based RSUs granted to NEOs under the 2014 Plan generally will be credited and will vest (over three years) only if non-GAAP gross margin targets are achieved: 46% “threshold” (25% payout); 49% “target” (100% payout); and 54% “maximum” (300% payout). The actual payout, if any, will be determined by the Committee.
(3)	Reflects RSUs granted pursuant to the 2005 Stock Plan. Each RSU represents a contingent right to receive one share of Atmel’s common stock. 6.25% vest each quarter such that 100% of the shares will be fully vested on August 15, 2017 (except in the case of the May 21, 2013 grant to Mr. Skaggs, which will be fully vested on May 15, 2017).

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(4)	Reflects the grant date fair value of each equity award computed in accordance with FASB ASC 718, excluding any estimate of future forfeitures related to service-based vesting conditions. The assumptions used in the valuation of these awards are set forth in the Notes to Consolidated Financial Statements in our fiscal 2013 Annual Report on Form 10-K filed with the SEC on February 28, 2014. These amounts do not necessarily correspond to the actual value that will be recognized by the NEOs, if any.
(5)	Mr. Cumming resigned in April 2013 and did not participate in our 2013 Executive Incentive Plan or receive any award of equity in 2013.
(6)	Reflects the grant date fair value of the awards granted on December 17, 2013 under our 2014 Plan, assuming achievement at the target level under the 2014 Plan. Assuming achievement at the maximum level under the 2014 Plan and payment of the maximum number of shares, the grant date value of these awards would be: Mr. Laub $5,235,145; Mr. Skaggs $894,385; Mr. Valiton $819,853; Mr. Wornow $655,881; and Mr. Wu $596,259. These amounts do not necessarily correspond to the actual value that will be recognized by the NEOs, if any.

Outstanding Equity Awards at 2013 Fiscal Year End

The following table presents information concerning unexercised options and stock that had not vested as of the end of 2013 for each NEO.

	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(4)(5)
Name	Grant Date (1)	Exercisable	Unexercisable
Steven Laub	9/2/10 (7)	-	-	-	-	168,750	1,321,313	-	-
	12/30/10 (8)	-	-	-	-	500,000	3,915,000	-	-
	5/23/11 (9)	-	-	-	-	-	-	400,000	3,132,000
	9/20/11 (7)	-	-	-	-	189,787	1,486,032	-	-
	8/23/12 (7)	-	-	-	-	559,281	4,379,170	-	-
	8/23/13 (7)	-	-	-	-	429,203	3,360,659	-	-
	12/17/13(10)	-	-	-	-	-	-	238,069	1,864,080
Steve Skaggs	9/2/10(11)	42,918	11,250	6.11	9/2/20	-	-	-	-
	9/2/10(11)	4,739	1,093	6.11	9/2/20	-	-	-	-
	9/2/10(12)	-	-	-	-	41,250	322,988	-	-
	2/28/11 (8)	-	-	-	-	10,000	78,300	-	-
	5/23/11 (9)	-	-	-	-			40,000	313,200
	9/20/11 (7)	-	-	-	-	23,712	185,665	-	-
	8/23/12 (7)	-	-	-	-	81,537	638,435	-	-
	5/21/13 (7)	-	-	-	-	218,750	1,712,813	-	-
	8/23/13 (7)	-	-	-	-	97,796	765,743	-	-
	12/17/13(10)	-	-	-	-	-	-	40,672	318,462
Robert Valiton	8/28/09(13)	2,645	-	4.23	5/14/17	-	-	-	-
	8/28/09(13)	57,354	-	4.23	5/14/17	-	-	-	-
	9/15/09(13)	19,890	-	4.43	9/15/19	-	-	-	-
	9/2/10 (7)	-	-	-	-	20,625	161,494	-	-
	12/30/10 (8)	-	-	-	-	62,500	489,375	-	-
	5/23/11 (9)	-	-	-	-	-	-	62,500	489,375
	9/20/11 (7)	-	-	-	-	37,931	297,000	-	-
	8/23/12 (7)	-	-	-	-	107,731	843,534	-	-
	8/23/13 (7)	-	-	-	-	110,021	861,464	-	-
	12/17/13(10)	-	-	-	-	-	-	37,283	291,926

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	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(4)(5)
Name	Grant Date (1)	Exercisable	Unexercisable
Scott Wornow	11/15/10(14)	-	-	-	-	62,500	489,375	-	-
	2/28/11 (8)	-	-	-	-	16,500	129,195	-	-
	5/23/11 (9)	-	-	-	-	-	-	45,000	352,350
	9/20/11 (7)	-	-	-	-	28,437	222,662	-	-
	8/23/12 (7)	-	-	-	-	90,269	706,806	-	-
	8/23/13 (7)	-	-	-	-	105,131	823,176	-	-
	12/17/13(10)	-	-	-	-	-	-	29,826	233,538
Tsung-Ching Wu	9/6/06(13)	65,105	-	5.73	9/6/16	-	-	-	-
	8/15/07(13)	257,537	-	4.74	8/15/17	-	-	-	-
	8/15/08(13)	16,667	-	4.20	8/15/18	-	-	-	-
	8/15/08(13)	83,333	-	4.20	8/15/18	-	-	-	-
	9/15/09(13)	29,344	-	4.43	9/15/19	-	-	-	-
	9/15/09(13)	128,213	-	4.43	9/15/19	-	-	-	-
	9/2/10 (7)	-	-	-	-	37,500	293,625	-	-
	12/30/10 (8)	-	-	-	-	80,000	626,400	-	-
	5/23/11 (9)	-	-	-	-	-	-	70,000	548,100
	9/20/11 (7)	-	-	-	-	47,425	371,338	-	-
	8/23/12 (7)	-	-	-	-	133,994	1,049,173	-	-
	8/23/13 (7)	-	-	-	-	61,123	478,593	-	-
	12/17/13(10)	-	-	-	-	-	-	27,115	212,310
Stephen Cumming (6)	-	-	-	-	-	-	-	-	-

(1)	In each case, vesting is subject to the NEO being a service provider, as defined in the 2005 Stock Plan, on the applicable vesting date, or as otherwise provided under any applicable employment agreement or change of control plan.
(2)	Market value of unvested RSUs and performance-based RSUs is based on the closing price of our common stock on the NASDAQ Global Select Market of $7.83 per share on December 31, 2013.
(3)	Awards on December 17, 2013 reflect share amounts at target that NEOs may receive under the 2014 Plan depending on performance against the metrics required under the 2014 Plan. Awards on May 23, 2011 reflect share amounts at target that NEOs may receive under the 2011 Plan, although the performance period under our 2011 Plan ended on December 31, 2013 and in early 2014 our NEOs were awarded only 33.3% of the “target” level (or 16.7% of their “maximum” level) of shares under the 2011 Plan. The 2014 Plan is and the 2011 Plan was administered under our 2005 Stock Plan. For a discussion of the performance metrics under these plans, and the actual payout under the 2011 Plan, see “Compensation Discussion and Analysis — Long-Term Equity Incentives.” The actual payout under the 2014 Plan, if any, will be determined by the Committee.

(4)	Calculates value for performance-based RSUs granted on May 23, 2011 under our 2011 Plan based on achievement at the target level and a payout of the target number of shares. Assuming achievement at the maximum level under the 2011 Plan and payout of the maximum number of shares, the maximum values for the awards granted on May 23, 2011 would be as follows: Mr. Laub $6,264,000; Mr. Skaggs $626,400; Mr. Valiton $978,750; Mr. Wornow $704,700; and Mr. Wu $1,096,200. These amounts do not necessarily correspond to the actual value that will be recognized by the NEOs, if any. The performance period under our 2011 Plan ended on December 31, 2013 and our NEOs were awarded only 33.3% of the “target” level (or 16.7% of their “maximum” level) of shares under the 2011 Plan.
(5)	Calculates value for performance-based RSUs granted on December 17, 2013 under our 2014 Plan based on achievement at the target level and a payout of the target number of shares. Assuming achievement at the maximum level under the 2014 Plan and payout of the maximum number of shares, the maximum values for the awards granted on December 17, 2013 be as follows: Mr. Laub $5,592,249; Mr. Skaggs $955,393; Mr. Valiton $875,778; Mr. Wornow $700,621; and Mr. Wu $636,931. These amounts do not necessarily correspond to the actual value that will be recognized by the NEOs, if any.
(6)	Mr. Cumming resigned in April 2013.
(7)	These RSUs vest 6.25% per quarter until fully vested.
(8)	These RSUs vest 20% on November 15, 2012, 30% on November 15, 2013 and 50% on November 15, 2014.

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(9)	These performance-based RSUs were granted on May 23, 2011 under our 2011 Plan. The performance period under our 2011 Plan ended on December 31, 2013 and our NEOs were awarded only 33.3% of the “target” level (or 16.7% of their “maximum” level) of shares underlying these awards. For more details, see footnote (3) and “Compensation Discussion and Analysis – Awards Realized Under our 2011 Plan – Forfeiture of RSUs.”
(10)	These performance-based RSUs were granted on December 17, 2013 under our 2014 Plan. Vesting of these awards is expected to commence, assuming achievement of the underlying performance metrics, in the first calendar quarter of 2015. For more details, see “Compensation Discussion and Analysis – Our New 2014 Plan.”
(11)	These options vest 25% on September 2, 2011 and then 2.083% per month until fully vested.
(12)	This RSU vests 25% on August 15, 2011 and then 6.25% per quarter until fully vested.
(13)	This option vests 2.0833% per month until fully vested.
(14)	These RSUs vest 25% on November 15, 2011 and then 6.25% per quarter until fully vested.

Option Exercises and Stock Vested at 2013 Fiscal Year End

The following table provides information with respect to option exercises and stock vested during 2013 for each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)(3)
Steven Laub	1,969,029	6,415,853	1,053,820	7,694,465
Steve Skaggs	-	-	141,970	1,040,896
Robert Valiton	7,812	27,303	163,305	1,192,555
Scott Wornow	-	-	128,484	938,571
Tsung-Ching Wu	-	-	225,310	1,645,691
Stephen Cumming (4)	217,892	847,753	32,224	231,207

(1)	Market value of underlying shares on date of exercise based on the closing price of our common stock on the NASDAQ Global Select Market on the dates of exercise, minus the exercise price.
(2)	Market value of shares on date of vesting based on the closing price of our common stock on the NASDAQ Global Select Market on the dates of vesting, provided that if the date or dates of vesting do not fall on a trading day then the market value of shares is based on the average of the closing price of our common stock on the NASDAQ Global Select Market on the immediately following and preceding trading days.
(3)	Does not indicate shares were actually sold by NEO.
(4)	Mr. Cumming resigned in April 2013.

Potential Payments Upon Termination or Change of Control

Atmel has a Senior Executive Change of Control and Severance Plan (the “CoC Plan”) under which Atmel provides its senior executive officers, other than its CEO who is covered under a separate employment agreement, with severance and other payments following a termination of employment, including in connection with a change of control. Our CEO’s employment agreement separately provides him with change of control and severance benefits, as described below. We discuss the details of these plans and agreements in the following section and estimate the benefits our NEOs would receive assuming that a change of control or other severance event occurred on December 31, 2013 (taking into account that our 2011 Plan ended on December 31, 2013, and that potential payments would no longer be available to participants under the 2011 Plan if a change of control occurred on or after January 1, 2014).

2005 Stock Plan

Pursuant to the terms of the 2005 Stock Plan, in the event of a merger of Atmel into another corporation or the sale of substantially all of the assets of Atmel, each outstanding award is required to be assumed, or an equivalent option or right substituted, by the successor corporation. If the successor corporation refuses to assume or substitute for the award, the participant will fully vest in, and, where applicable, have the right to exercise, all of his or her outstanding options and equity awards, including shares that would not otherwise be vested or exercisable.

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The following table sets forth the estimated benefit to our NEOs in the event a successor corporation had refused to assume or substitute for our NEO’s outstanding equity awards, assuming the date of the triggering event was December 31, 2013.

Name	Estimated Benefits ($)(1)(2)(3)
Steven Laub	16,326,255
Steve Skaggs	4,125,604
Robert Valiton	3,228,415
Scott Wornow	2,604,751
Tsung-Ching Wu	5,235,695
Stephen Cumming (4)	-

(1)	Based on the aggregate market value of unvested option grants and RSUs assuming that the triggering event took place on December 31, 2013, and the price per share of Atmel’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($7.83). Aggregate market value for stock options has been determined as the product of (i) the difference between $7.83 and the exercise price of the option, multiplied by (ii) the number of shares underlying unvested options at December 31, 2013. Aggregate market value for RSUs has been determined as the product of (i) $7.83, multiplied by (ii) the number of shares underlying unvested RSUs at December 31, 2013. The occurrence of a triggering event on another date, or at different stock prices, would likely produce different results.
(2)	For purposes of the table, the target number of shares underlying performance-based RSUs awarded under the 2014 Plan has been assumed. If the maximum number of performance-based RSUs awarded under the 2014 Plan were accelerated, the estimated additional benefits to each NEO would be as follows: Mr. Laub $3,728,168; Mr. Skaggs $636,931; Mr. Valiton $583,852; Mr. Wornow $467,083; and Mr. Wu $424,621.
(3)	This table excludes information related to our 2011 Plan, which ended on December 31, 2013, since no vested right to any change of control payments existed under the 2011 Plan on that date.
(4)	Mr. Cumming resigned in April 2013.

Employment Agreement with Steven Laub and Performance-based Restricted Stock Unit Awards

In connection with Mr. Laub’s appointment in August 2006 as President and Chief Executive Officer of Atmel, Mr. Laub entered into an employment agreement with the Company dated August 6, 2006 (as further amended and restated, the “Employment Agreement”). The Employment Agreement provides for certain payments and benefits to be provided to Mr. Laub (subject to Mr. Laub’s compliance with certain covenants, including covenants not to compete with, disparage, or solicit the employees of Atmel for a prescribed period) in the event that he is terminated without “cause” or that he resigns for “good reason,” including in connection with a “change of control,” as each term is defined in the Employment Agreement.

Effect of Termination under Employment Agreement that is in Connection with a Change in Control. If Mr. Laub’s employment is terminated without cause or his employment terminates due to death or disability, or Mr. Laub resigns for good reason, in each case within three (3) months prior to, or within twenty-four (24) months following, a change of control of the Company, then Mr. Laub will receive: (i) a lump sum payment following termination equal to (A)  thirty-six (36) months of his base salary, plus (B) three hundred percent (300%) of his target annual incentive; (ii) accelerated vesting of all unvested equity awards; (iii) eighteen (18) months of reimbursement for health benefit premiums for Mr. Laub and any eligible dependents; and (iv) transitional outplacement benefits; provided that, to the extent any payments would be considered “deferred compensation” under Section 409A of the Code, those payments will be deferred until the date that is six months and a day after termination of his employment.

Effect of Termination under Employment Agreement that is not in Connection with a Change in Control. If Mr. Laub’s employment is terminated without cause or his employment terminates due to death or disability, or Mr. Laub resigns for good reason, and such termination, death, disability or resignation is “not in connection with” a change of control, then Mr. Laub will receive: (i) a lump sum payment following termination equal to (A) twenty-four (24) months of his base salary, plus (B) one hundred percent (100%) of his target annual incentive; (ii) accelerated vesting of unvested equity awards that would have vested over the following twelve (12) months; and (iii) eighteen (18) months of reimbursement for health benefit premiums for Mr. Laub and any eligible dependents; provided that, to the extent any payments would be considered “deferred compensation” under Section 409A of the Code, those payments will be deferred until the date that is six months and a day after termination of his employment.

2014 Plan Performance-based RSU Awards. Mr. Laub participates in the 2014 Plan on the same terms and under the same conditions as other senior executive officers. Mr. Laub will be entitled to the benefits, and to the vesting,

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contemplated by the 2014 Plan as described above under “Compensation Discussion and Analysis – Our New 2014 Plan.” Since the 2011 Plan expired on December 31, 2013, and no event had occurred as of that date which would have entitled any participant under the 2011 Plan to any payment, including Mr. Laub, no information related to that 2011 Plan is included in the table below.

The following table provides information concerning the estimated payments and benefits that would have been provided to Mr. Laub in the circumstances described above, assuming, as applicable, a termination date of December 31, 2013.

	Estimated Payments and Benefits (1)
			Involuntary Termination Other Than For Cause, Termination due to Death or Disability or Voluntary Termination for Good Reason
Type of Benefit	Change of Control with Continued Employment ($)		Not in Connection with a Change of Control ($)	In Connection with a Change of Control ($)
Salary	-		1,510,000	2,265,000
Annual, Variable Incentive Bonuses	-		1,208,000	3,624,000
Employment Agreement Vesting Acceleration (2)	-		8,574,077	14,462,174
Performance-based Restricted Stock Unit Award Acceleration	-	(4)	-	1,864,080	(5)
Reimbursement for Premiums Paid for Continued Health Benefits (3)	-		24,551	24,551
Total Benefits:	-		11,316,628	22,239,806

(1)	Payments and benefits are estimated assuming that the triggering event took place on December 31, 2013, and the price per share of Atmel’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($7.83). The payments and benefits reflected in the table assume no material payments are made for transitional outplacement services. The occurrence of a triggering event on another date, or at different stock prices, would likely produce different results.
(2)	Reflects the aggregate market value of unvested option grants and RSUs (other than performance-based RSUs) that would accelerate. Aggregate market value for stock options has been determined as the product of (i) the difference between $7.83 and the exercise price of the option, multiplied by (ii) the number of shares underlying unvested options at December 31, 2013. Aggregate market value for RSUs has been determined as the product of (i) $7.83, multiplied by (ii) the number of shares underlying unvested RSUs at December 31, 2013.
(3)	Assumes continued coverage of health benefits at the same level as provided for 2013.
(4)	Assuming that a change of control occurred on December 31, 2013, the 2014 Plan provides that performance-based shares credited for calendar quarters ending prior to the change of control or for which it was reasonably likely that the performance criteria (at threshold, target or maximum levels) would have been satisfied on or prior to the last day of the calendar quarter ending immediately after the change of control occurs, based on the reasonable determination of the Committee, will vest and any other performance-based shares for quarters ending after the change of control that have not been credited will be converted to time based shares.
(5)	For purposes of the table, the target number of shares underlying performance-based RSUs awarded under the 2014 Plan has been assumed. If the maximum number of performance-based RSUs awarded under the 2014 Plan were accelerated, the aggregate market value of the underlying shares would be $5,592,249. Aggregate market value for performance-based RSUs has been determined as the product of (i) $7.83, multiplied by (ii) the applicable number of shares underlying such RSUs at December 31, 2013.

Change of Control Severance Plan/Performance-based Restricted Stock Unit Award Agreements

Our Committee adopted the COC Plan in which Atmel’s NEOs (other than our CEO, who is entitled to change of control and severance benefits under the terms of his Employment Agreement) are eligible to participate, provided that each individual executes a participation agreement, waives his or her right to any severance provided under any other agreement or plan, and agrees to an amendment to any existing employment or other agreement pursuant to which such individual is entitled to severance benefits.

In accordance with the COC Plan, the NEOs other than Mr. Laub (each, an “Eligible Participant”) will be entitled to receive the following severance benefits, contingent on such individual signing and not revoking a separation agreement and release of claims in favor of Atmel and not soliciting any employee of Atmel for a period of twelve (12) months:

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•	In the event of a termination of employment without cause or due to death or disability that does not occur within a “change of control determination period,” an Eligible Participant will be entitled to receive:

•	A lump sum payment in cash equal to one hundred percent (100%) of the Eligible Participant’s annual base salary, as in effect at the time of termination;

•	A lump sum payment in cash equal to the Eligible Participant’s target incentive compensation for the year of termination, pro-rated to the date of termination;

•	In the case of death or disability only, one hundred percent (100%) vesting of unvested equity awards outstanding on the date of death or disability, other than performance-based RSU awards or other equity compensation awards that vest based on achievement of express performance goals, which performance goals have not, as of the date of death or disability, been achieved (except to the extent the performance plan governing, or terms of, those performance-based awards otherwise provides for, and permits, acceleration of those performance-based awards irrespective of whether all applicable performance goals have, or have not, been achieved on the date of the death or disability); and

•	Twelve (12) months Company-paid COBRA coverage.

•	In the event of a termination of employment without cause, a resignation for good reason or a termination of employment due to death or disability, in each case within a “change of control determination period,” an Eligible Participant will be entitled to receive:

•	A lump sum payment in cash equal to one hundred percent (100%) of the Eligible Participant’s annual base salary, as in effect at the time of termination;

•	A lump sum payment in cash equal to one hundred percent (100%) of the Eligible Participant’s target incentive compensation for the year of termination;

•	A lump sum payment in cash equal to the Eligible Participant’s target incentive compensation for the year of termination, pro-rated to the date of termination;

•	One hundred percent (100%) vesting acceleration of unvested equity awards outstanding on the later of the date of termination or the change of control, other than performance-based RSU awards or other equity compensation awards that vest based on achievement of express performance goals, which performance goals have not, as of the later of the date of his or her termination or change of control, been achieved (except to the extent the performance plan governing, or terms of, those performance-based awards otherwise provide for, and permit, acceleration of those performance-based awards irrespective of whether all applicable performance goals have, or have not, been achieved on the date of the termination or change of control);

•	Twelve (12) months Company-paid COBRA coverage; and

•	Transitional outplacement benefits in accordance with the policies and guidelines of Atmel, as in effect immediately prior to the change of control.

Under the COC Plan, “change of control determination period” means the time period beginning three (3) months before a change of control (as defined in the COC Plan) and ending twenty-four (24) months following a change of control.

In 2013, our Committee approved our 2014 Plan and the issuance of performance-based RSU awards under the 2014 Plan to Atmel’s executive officers. Our NEOs will be entitled to the benefits, and to the vesting, contemplated by the 2014 Plan as described above under “Compensation Discussion and Analysis – Our New 2014 Plan.” Since the 2011 Plan expired on December 31, 2013, and no event had occurred as of that date which would have entitled any participant under the 2011 Plan to any payment, including our NEOs, no information related to that 2011 Plan is included in the table below.

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The following table provides information concerning the estimated payments and benefits that would have been provided to the following NEOs in the circumstances described above, assuming, as applicable, a termination date of December 31, 2013.

				Estimated Payments and Benefits(1)
				Involuntary Termination Other Than For Cause or Termination Due to Death or Disability		Involuntary Termination Other Than For Cause, Termination Due to Death or Disability or Voluntary Termination for Good Reason
Name	Type of Benefit	Change of Control with Continued Employment ($)		Not in Connection With a Change of Control ($)		In Connection With a Change of Control ($)
Steve Skaggs	Salary	-		442,000		442,000
	Annual Variable Incentive Bonus	-		397,800		795,600
	COC Plan Vesting Acceleration(3)	-		3,807,142	(6)	3,807,142
	Performance-based Restricted Stock Unit Award Acceleration	-	(5)	-	(6)	318,462	(7)
	Continued Coverage of Employee Benefits(4)	-		16,367		16,367
	Total Benefits:	-		4,663,310		5,379,572
Robert Valiton	Salary	-		381,000		381,000
	Annual Variable Incentive Bonus	-		304,800		609,600
	COC Plan Vesting Acceleration(3)	-		2,936,489	(6)	2,936,489
	Performance-based Restricted Stock Unit Award Acceleration	-	(5)	-	(6)	291,926	(7)
	Continued Coverage of Employee Benefits(4)	-		15,515		15,515
	Total Benefits:	-		3,637,804		4,234,529
Scott Wornow	Salary	-		392,000		392,000
	Annual Variable Incentive Bonus	-		294,000		588,000
	COC Plan Vesting Acceleration(3)	-		2,371,214	(6)	2,371,214
	Performance-based Restricted Stock Unit Award Acceleration	-	(5)	-	(6)	233,538	(7)
	Continued Coverage of Employee Benefits(4)	-		16,367		16,367
	Total Benefits:	-		3,073,581		3,601,119
Tsung-Ching Wu	Salary	-		509,200		509,200
	Annual Variable Incentive Bonus	-		432,820		865,640
	COC Plan Vesting Acceleration(3)	-		5,023,384	(6)	5,023,384
	Performance-based Restricted Stock Unit Award Acceleration	-	(5)	-	(6)	212,310	(7)
	Continued Coverage of Employee Benefits(4)	-		10,411		10,411
	Total Benefits:	-		5,975,815		6,620,945
Stephen Cumming (2)	Total Benefits:	-		-		-

(1)	Payments and benefits are estimated assuming that the triggering event took place on December 31, 2013, and the price per share of Atmel’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($7.83). The payments and benefits reflected in the table assume no material payments are made for transitional outplacement services. The occurrence of a triggering event on another date, or at different stock prices, would likely produce different results.

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(2)	Mr. Cumming resigned in April 2013 and is not eligible for any payments in connection with a change of control.
(3)	Reflects the aggregate market value of unvested option grants and RSUs (other than performance-based RSUs) that would accelerate. Aggregate market value for stock options has been determined as the product of (i) the difference between $7.83 and the exercise price of the option, multiplied by (ii) the number of shares underlying unvested options at December 31, 2013. Aggregate market value for RSUs has been determined as the product of (i) $7.83, multiplied by (ii) the number of shares underlying unvested RSUs at December 31, 2013.
(4)	Assumes continued coverage of health benefits at the same level as provided for 2013.
(5)	Assuming that a change of control occurred on December 31, 2013, the 2014 Plan provides that performance-based shares credited for calendar quarters ending prior to the change of control or for which it was reasonably likely that the performance criteria (at threshold, target or maximum levels) would have been satisfied on or prior to the last day of the calendar quarter ending immediately after the change of control occurs, based on the reasonable determination of the Committee, will vest and any other performance-based shares for quarters ending after the change of control that have not been credited will be converted to time based shares.
(6)	Under the CoC Plan, in the event of a termination that does not occur within a “change of control determination period,” unvested option grants, RSUs and performance-based shares granted under our 2014 Plan only accelerate if such termination is due to death or disability (and subject to the specific terms of any performance-based plan).

(7)	For purposes of the table, the target number of shares underlying performance-based RSUs awarded under the 2014 Plan has been assumed. If the maximum number of performance-based RSUs awarded under the 2014 Plan were accelerated, the aggregate market value of the underlying shares would be as follows: Mr. Skaggs $955,393; Mr. Valiton $875,778; Mr. Wornow $700,621; and Mr. Wu $636,931. Aggregate market value for performance-based RSUs has been determined as the product of (i) $7.83, multiplied by (ii) the applicable number of shares underlying such RSUs at December 31, 2013.

Compensation of Directors

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2013. Mr. Laub and Mr. Wu, who are our employees, do not receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Charles Carinalli	79,000	185,862	264,862
Papken Der Torossian	67,000	185,862	252,862
Dr. Edward Ross	70,000	185,862	255,862
Jack L. Saltich	94,000	185,862	279,862
David Sugishita	158,500	185,862	344,362

(1)	Amounts shown do not reflect compensation actually received by the director. Instead the dollar value of these awards is the aggregate grant date fair value computed in accordance with FASB ASC 718, excluding any estimate of future forfeitures related to service-based vesting conditions. See footnote (1) to the “Summary Compensation Table” for a description of the assumptions used in the valuation of these awards.
(2)	As of December 31, 2013, the aggregate number of shares underlying options and RSUs outstanding for each of our non-employee directors was as follows:

Name	Aggregate Number of Shares Underlying Options	Aggregate Number of Shares Underlying RSUs
Charles Carinalli	49,000	27,658
Papken Der Torossian	111,500	27,658
Dr. Edward Ross	74,000	27,658
Jack L. Saltich	41,500	27,658
David Sugishita	9,625	27,658

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Standard Director Compensation Arrangements

Cash Compensation

During 2013, each non-employee director received a cash retainer of $50,000, paid in installments, for service on the Board and its committees. The non-executive chairman of the Board received a cash retainer of $60,000 for 2013. In addition, each non-employee director received $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended for each committee on which the non-employee director served. Also, non-employee directors who served as committee chairs received an annual retainer for such service in the amount of $17,500 for the chair of the Audit Committee, $15,000 for the chair of the Compensation Committee and $10,000 for the chair of the Corporate Governance and Nominating Committee. Non-employee directors are reimbursed for their expenses in connection with their attendance at Board and committee meetings and their out-of-pocket business expenses associated with service on the Board and its committees.

Equity Compensation

During 2013, equity compensation was issued as follows: (i) the target value for “initial” grants to a new non-employee director was set at $280,000, payable entirely in RSUs that will vest annually over 4 years from the effective date and (ii) the target value for “annual” grants to our non-employee directors was set at $180,000, payable entirely in RSUs (based on a 30-day trailing average from the date of grant), with a cliff vest after one year.

All outstanding, unvested equity awards (e.g., options and RSUs) held by non-employee members of the Board of Directors shall vest 100% upon a change of control of Atmel.

During 2011, our Board enacted mandatory equity ownership guidelines for directors. Those guidelines require each director to hold equity in Atmel equal to three (3) times the annual cash retainer received by that director; that target equity threshold will continue to roll forward to reflect any increases in the annual cash retainer paid to directors. Each of our directors currently satisfies our equity ownership guidelines.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance (without giving effect to any full award conversion ratios applicable to RSUs), under Atmel’s equity compensation plans as of December 31, 2013 (share amounts in thousands).

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders	24,772	(1)(2)	$4.50	(3)	41,876	(4)
Equity compensation plans not approved by security holders	-		-		-
Total	24,772		$4.50		41,876

(1)	Includes options to purchase shares outstanding under the 2005 Stock Plan. Excluded from the table are 0.4 million shares subject to equity awards that we assumed in December 2012 in connection with an acquisition that we completed. We do not plan to issue additional equity under that assumed plan.

(2)	Includes 21,137 RSUs granted under our 2005 Stock Plan that had not vested as of such date.

(3)	This weighted-average exercise price does not include outstanding RSUs.

(4)	Consists of 21,245 shares available for future issuance under our 2005 Stock Plan (for options, RSUs and performance-based RSUs) and 20,631 shares available for future issuance under our 2010 Employee Stock Purchase Plan. Pursuant to our 2005 Stock Plan, each share subject to restricted stock, RSUs (including performance shares) and stock purchase rights granted prior to May 18, 2011 is counted as one-and-78/100 (1.78) shares against the shares available for grant under the 2005 Stock Plan, each share subject to restricted stock,

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RSUs (including performance shares) and stock purchase rights granted on or after May 18, 2011 but prior to May 9, 2013 is counted as one-and-61/100 (1.61) shares against the shares available for grant under the 2005 Stock Plan, and each share subject to restricted stock, RSUs (including performance shares) and stock purchase rights granted on or after May 9, 2013 is counted as one-and-57/100 (1.57) shares against the shares available for grant under the 2005 Stock Plan.

SECURITY OWNERSHIP

The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 3, 2014 by (i) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director and nominee for director, and (iv) all directors, nominees for director and executive officers as a group. The information on beneficial ownership in the table and the footnotes hereto is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Except as otherwise indicated (or except as contained in a referenced filing), each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable, and can be reached by contacting our principal executive offices.

Beneficial Owner(1)	Common Stock Beneficially Owned(2)	Approximate Percent Beneficially Owned(2)
Janus Capital Management LLC(3)	42,905,516	10.09%
T. Rowe Price Associates, Inc.(4)	38,915,200	9.15%
BlackRock, Inc.(5)	25,589,904	6.02%
Vanguard Group, Inc.(6)	24,334,921	5.72%
Steven Laub(7)	3,462,431	*
Steve Skaggs(8)	310,672	*
Tsung-Ching Wu(9)	9,120,761	2.14%
Rob Valiton(10)	288,980	*
Scott Wornow(11)	153,102	*
David Sugishita(12)	82,032	*
Charles Carinalli(13)	181,408	*
Dr. Edward Ross(14)	166,408	*
Papken Der Torossian(15)	252,108	*
Jack L. Saltich(16)	129,582	*
Stephen Cumming(17)	343,847	*
All current directors and executive officers as a group (11 persons)(18)	14,147,484	3.32%

*	Less than one percent of the outstanding common stock
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Atmel Corporation, 1600 Technology Drive, San Jose, CA 95110.
(2)	Based on 425,288,214 shares outstanding on March 3, 2014. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Atmel’s common stock subject to options and RSUs held by that person that will be exercisable/vested within 60 days after March 3, 2014, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Based on a Schedule 13G, Amendment No. 5 filed with the SEC on February 14, 2014, Janus Capital Management LLC (“Janus”) reported having sole voting and dispositive power over 42,835,816 shares and shared voting and dispositive power over 69,700 shares. The address of Janus is 151 Detroit Street, Denver, Colorado 80206.
(4)	Based on a Schedule 13G, Amendment No. 4 filed with the SEC on February 7, 2014, T. Rowe Price Associates, Inc. (“Price Associates”) reporting having sole voting power over 10,746,200 shares and sole dispositive power over 38,915,200 shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

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(5)	Based on a Schedule 13G, Amendment No. 1 filed with the SEC on January 28, 2014, BlackRock, Inc. (“BlackRock”) reported having sole voting power over 24,039,381 shares and sole dispositive power over 25,589,904 shares. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.
(6)	Based on a Schedule 13G filed with the SEC on February 11, 2013, Vanguard Group, Inc. (“Vanguard”) reported having sole voting power over 264,659 shares, sole dispositive power over 24,099,162 shares and shared dispositive power over 235,759 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	Includes 3,329,097 shares owned directly. Also includes 133,334 shares issuable under the 2011 Plan within 60 days after March 3, 2014. No shares are issuable under stock options exercisable within 60 days after March 3, 2014.
(8)	Includes 242,824 shares owned directly. Also includes 54,514 shares issuable under stock options exercisable, and 13,334 shares issuable under the 2011 Plan, within 60 days after March 3, 2014.
(9)	Includes 1,615,156 shares owned directly, 6,644,902 shares held in trust, of which Mr. Wu and his wife are the trustees, and 257,170 shares held in trust for Mr. Wu’s children, of which Mr. Wu and his wife are the trustees. Also includes 580,199 shares issuable under stock options exercisable, and 23,334 shares issuable under the 2011 Plan, within 60 days after March 3, 2014.
(10)	Includes 188,257 shares owned directly. Also includes 79,889 shares issuable under stock options exercisable, and 20,834 shares issuable under the 2011 Plan, within 60 days after March 3, 2014.
(11)	Includes 138,102 shares owned directly. Also includes 15,000 shares issuable under the 2011 Plan within 60 days after March 3, 2014. No shares are issuable under stock options exercisable within 60 days after March 3, 2014.
(12)	Includes 72,407 shares owned directly. Also includes 9,625 shares issuable under stock options exercisable within 60 days after March 3, 2014.
(13)	Includes 73,241 share owned directly, and 59,167 shares held in trust, of which Mr. Carinalli and his wife are the trustees. Also includes 49,000 shares issuable under stock options exercisable within 60 days after March 3, 2014.
(14)	Includes 92,408 shares owned directly. Also includes 74,000 shares issuable under stock options exercisable within 60 days after March 3, 2014.
(15)	Includes 55,407 shares owned directly, 79,201 shares held in trust, of which Mr. Der Torossian is the trustee, and 6,000 shares held by Mr. Der Torossian’s IRA. Also includes 111,500 shares issuable under stock options exercisable within 60 days after March 3, 2014.
(16)	Includes 76,082 shares owned directly, and 12,000 shares held in trust, of which Mr. Saltich and his wife are the trustees. Also includes 41,500 shares issuable under stock options exercisable within 60 days after March 3, 2014.
(17)	Mr. Cumming resigned in April 2013. Includes 343,847 shares owned directly. No shares are issuable under stock options exercisable within 60 days after March 3, 2014.
(18)	Includes 1,000,227 shares issuable to current directors and executive officers (excluding Mr. Cumming) under stock options exercisable, and 205,836 shares issuable to current executive officers (excluding Mr. Cumming) under the 2011 Plan, within 60 days after March 3, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with the charter for the Audit Committee, our Audit Committee reviews and approves in advance in writing any proposed related person transactions. The most significant related person transactions, as determined by the Audit Committee, must be reviewed and approved in writing in advance by our Board. Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The related party transactions that our Audit Committee reviewed since the beginning of fiscal 2013 were neither reportable nor significant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received, or written representations from certain reporting persons that no filings were required for such persons, we believe that, during the year ended December 31, 2013, all Section 16(a) reports were filed on a timely basis.

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REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Atmel specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility for general oversight of the integrity of Atmel’s financial statements, Atmel’s compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm, and Atmel’s internal accounting and financial controls. This purpose is more fully described in the charter of the Audit Committee, which can be accessed on our website at http://ir.atmel.com/governance.cfm.

Our Audit Committee has (1) reviewed and discussed the audited financial statements with management and with KPMG LLP, our independent registered public accounting firm, (2) discussed with management and with KPMG LLP the evaluation of Atmel’s internal controls and the audit of the effectiveness of Atmel’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 16, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board, and (4) received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 and filed with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

David Sugishita (Chairman) Charles Carinalli Jack L. Saltich

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 4, 2014

San Jose, California

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors	For	Against	Abstain
01. Steven Laub	☐	☐	☐
02. Tsung-Ching Wu	☐	☐	☐
03. David Sugishita	☐	☐	☐
04. Papken Der Torossian	☐	☐	☐
05. Jack L. Saltich	☐	☐	☐
06. Charles Carinalli	☐	☐	☐
07. Dr. Edward Ross	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000202034_1 R1.0.0.51160

ATMEL CORPORATION 1600 TECHNOLOGY DRIVE SAN JOSE, CA 95110 ATTN: LEGAL DEPARTMENTInvestor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date ormeeting date. Have your proxy card in hand when you access the web site andfollow the instructions to obtain your records and to create an electronic votinginstruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cardsand annual reports electronically via e-mail or the Internet. To sign up forelectronic delivery, please follow the instructions above to vote using the Internetand, when prompted, indicate that you agree to receive or access proxy materialselectronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have yourproxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following:1. Election of Directors For Against Abstain01. Steven Laub0 0 002. Tsung-Ching Wu0 0 003. David Sugishita0 0 004. Papken Der Torossian0 0 005. Jack L. Saltich0 0 006. Charles Carinalli0 0 007. Dr. Edward Ross0 0 0The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain2. To ratify the appointment of KPMG LLP as our0 0 0independent registered public accounting firm for the fiscal year ending December 31, 2014.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.For Against Abstain 3. To approve, in a non-binding advisory vote, the compensation paid to our named executive officers. 0 0 0 NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com . ATMEL CORPORATION Annual Meeting of Stockholders May 22, 2014 2:00 PM This proxy is solicited by the Board of Directors The undersigned stockholder of ATMEL CORPORATION, a Delaware corporation, hereby appoints Steven Lauband Scott Wornow, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of ATMEL CORPORATION to be held on May 22, 2014 at 2:00 p.m., local time, at Atmel Corporation, 1600 Technology Drive, San Jose, California 95110 and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then andthere personally present, on the matters set forth on the reverse side. THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR EACH OF THE PERSONS LISTED IN PROPOSAL 1,FORPROPOSALS 2 AND 3,AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE. CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE